Exhibit 4.1 U.S. CONCRETE, INC., as Issuer, AND EACH OF THE SUBSIDIARY GUARANTORS PARTY HERETO 8.500% Senior Secured Notes Due 2018 INDENTURE Dated as of November 22, 2013 U.S. BANK NATIONAL ASSOCIATION, as Trustee and Noteholder Collateral Agent

CROSS-REFERENCE TABLE TIA Section Indenture Section 310(a) ...................................................... 7.10 (b) ...................................................... 7.10 (c) ...................................................... N.A. 311(a) ...................................................... 7.11 (b) ...................................................... 7.11 (c) ...................................................... N.A. 312(a) ...................................................... N.A. (b) ...................................................... 12.03 (c) ...................................................... 12.03 313(a) ...................................................... 7.06 (b) ...................................................... 7.06; 11.04(c) (c) ...................................................... N.A. (d) ...................................................... N.A. 314(a) ...................................................... 4.02; 4.16 (b) ...................................................... N.A. (c) ...................................................... N.A. (d) ...................................................... 11.04(c) (e) ...................................................... N.A. (f) ...................................................... N.A. 315(a) ...................................................... N.A. (b) ...................................................... N.A. (c) ...................................................... N.A. (d) ...................................................... N.A. (e) ...................................................... N.A. 316(a) ...................................................... N.A. (b) ...................................................... N.A.

3 317(a) ...................................................... N.A. (b) ...................................................... N.A. 318(a) ...................................................... N.A. N.A. means Not Applicable. Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

i TABLE OF CONTENTS Page Article 1 Definitions and Incorporation by Reference SECTION 1.01. Definitions........................................................................................1 SECTION 1.02. Other Definitions ...........................................................................41 SECTION 1.03. Incorporation by Reference of Trust Indenture Act .......................42 SECTION 1.04. Rules of Construction ....................................................................42 Article 2 The Securities SECTION 2.01. Form and Dating ............................................................................43 SECTION 2.02. Execution and Authentication ........................................................43 SECTION 2.03. Registrar and Paying Agent ...........................................................44 SECTION 2.04. Paying Agent To Hold Money in Trust .........................................44 SECTION 2.05. Holder Lists ....................................................................................45 SECTION 2.06. Transfer and Exchange ..................................................................45 SECTION 2.07. Replacement Securities ..................................................................46 SECTION 2.08. Outstanding Securities ...................................................................46 SECTION 2.09. Temporary Securities .....................................................................46 SECTION 2.10. Cancellation ...................................................................................46 SECTION 2.11. Defaulted Interest ...........................................................................47 SECTION 2.12. CUSIP Numbers, ISINs, etc...........................................................47 SECTION 2.13. Issuance of Additional Securities ...................................................47 Article 3 Redemption SECTION 3.01. Notices to Trustee ..........................................................................48 SECTION 3.02. Selection of Securities to Be Redeemed ........................................48 SECTION 3.03. Notice of Redemption ....................................................................48 SECTION 3.04. Effect of Notice of Redemption .....................................................49 SECTION 3.05. Deposit of Redemption Price .........................................................50 SECTION 3.06. Securities Redeemed in Part ..........................................................50 Article 4 Covenants SECTION 4.01. Payment of Securities ....................................................................50

ii SECTION 4.02. SEC Reports ...................................................................................50 SECTION 4.03. Limitation on Indebtedness ............................................................51 SECTION 4.04. Limitation on Restricted Payments ................................................55 SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries ..............................................................................59 SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock .....................62 SECTION 4.07. Limitation on Affiliate Transactions ..............................................67 SECTION 4.08. Limitation on Line of Business ......................................................69 SECTION 4.09. Change of Control ..........................................................................69 SECTION 4.10. Limitation on Liens ........................................................................71 SECTION 4.11. Limitation on Sale/Leaseback Transactions ..................................72 SECTION 4.12. Future Subsidiary Guarantors ........................................................72 SECTION 4.13. Impairment of Security Interest .....................................................72 SECTION 4.14. Information Regarding Collateral ..................................................72 SECTION 4.15. Further Assurances and After-Acquired Property .........................73 SECTION 4.16. Compliance Certificate ..................................................................74 SECTION 4.17. Further Instruments and Acts .........................................................74 Article 5 Successor Company SECTION 5.01. When Company May Merge or Transfer Assets ...........................74 Article 6 Defaults and Remedies SECTION 6.01. Events of Default ...........................................................................77 SECTION 6.02. Acceleration ...................................................................................79 SECTION 6.03. Other Remedies ..............................................................................80 SECTION 6.04. Waiver of Past Defaults .................................................................80 SECTION 6.05. Control by Majority .......................................................................80 SECTION 6.06. Limitation on Suits .........................................................................81 SECTION 6.07. Rights of Holders to Receive Payment ..........................................81 SECTION 6.08. Collection Suit by Trustee .............................................................82 SECTION 6.09. Trustee May File Proofs of Claim .................................................82 SECTION 6.10. Priorities .........................................................................................82 SECTION 6.11. Undertaking for Costs ....................................................................82 SECTION 6.12. Waiver of Stay or Extension Laws ................................................83 Article 7 Trustee SECTION 7.01. Duties of Trustee ............................................................................83 SECTION 7.02. Rights of Trustee ............................................................................84

iii SECTION 7.03. Individual Rights of Trustee ..........................................................85 SECTION 7.04. Trustee’s Disclaimer ......................................................................85 SECTION 7.05. Notice of Defaults ..........................................................................85 SECTION 7.06. Reports by Trustee to Holders .......................................................86 SECTION 7.07. Compensation and Indemnity ........................................................86 SECTION 7.08. Replacement of Trustee .................................................................86 SECTION 7.09. Successor Trustee by Merger .........................................................87 SECTION 7.10. Eligibility; Disqualification ...........................................................88 SECTION 7.11. Preferential Collection of Claims Against Company .....................88 SECTION 7.12. Security Documents; Intercreditor Agreement ..............................88 Article 8 Discharge of Indenture; Defeasance SECTION 8.01. Discharge of Liability on Securities; Defeasance ..........................88 SECTION 8.02. Conditions to Defeasance ..............................................................90 SECTION 8.03. Application of Trust Money...........................................................91 SECTION 8.04. Repayment to Company .................................................................91 SECTION 8.05. Indemnity for Government Obligations .........................................91 SECTION 8.06. Reinstatement .................................................................................91 Article 9 Amendments SECTION 9.01. Without Consent of Holders ..........................................................92 SECTION 9.02. With Consent of Holders ...............................................................93 SECTION 9.03. Compliance with Trust Indenture Act ............................................94 SECTION 9.04. Revocation and Effect of Consents and Waivers ...........................94 SECTION 9.05. Notation on or Exchange of Securities ..........................................95 SECTION 9.06. Trustee To Sign Amendments .......................................................95 SECTION 9.07. Payment for Consent ......................................................................95 Article 10 Subsidiary Guarantees SECTION 10.01. Guarantees ......................................................................................95 SECTION 10.02. Limitation on Liability ...................................................................97 SECTION 10.03. Successors and Assigns ..................................................................97 SECTION 10.04. No Waiver ......................................................................................97 SECTION 10.05. Modification ...................................................................................98 SECTION 10.06. Release of Subsidiary Guarantor ...................................................98 SECTION 10.07. Contribution ...................................................................................98

iv Article 11 Security Documents SECTION 11.01. Collateral and Security Documents ...............................................99 SECTION 11.02. Recording; Annual Opinions; Reports ...........................................99 SECTION 11.03. Non-Impairment of Liens ............................................................101 SECTION 11.04. Release of Collateral ....................................................................101 SECTION 11.05. Suits To Protect the Collateral .....................................................103 SECTION 11.06. Authorization of Receipt of Funds by the Trustee Under the Security Documents ...............................................................103 SECTION 11.07. Purchaser Protected ......................................................................104 SECTION 11.08. Powers Exercisable by Receiver or Trustee .................................104 SECTION 11.09. Release Upon Termination of the Company’s Obligations .........104 SECTION 11.10. Noteholder Collateral Agent ........................................................104 SECTION 11.11. Designations .................................................................................105 Article 12 Miscellaneous SECTION 12.01. Trust Indenture Act Controls .......................................................106 SECTION 12.02. Notices .........................................................................................106 SECTION 12.03. Communication by Holders with Other Holders .........................107 SECTION 12.04. Certificate and Opinion as to Conditions Precedent ....................107 SECTION 12.05. Statements Required in Certificate or Opinion ............................107 SECTION 12.06. When Securities Disregarded .......................................................107 SECTION 12.07. Rules by Trustee, Paying Agent and Registrar ............................108 SECTION 12.08. Legal Holidays .............................................................................108 SECTION 12.09. Governing Law ............................................................................108 SECTION 12.10. No Recourse Against Others ........................................................108 SECTION 12.11. Successors ....................................................................................108 SECTION 12.12. Multiple Originals ........................................................................108 SECTION 12.13. Table of Contents; Headings ........................................................108 SECTION 12.14. Intercreditor Agreement Governs ................................................108 Rule 144A/Regulation S Appendix Exhibit 1 – Form of Initial Security Exhibit A – Form of Exchange Security Exhibit 2 – Form of Transfer Letter of Representation

INDENTURE dated as of November 22, 2013, among U.S. CONCRETE, INC. a Delaware corporation (the “Company”), each SUBSIDIARY GUARANTOR from time to time party hereto (collectively, the “Subsidiary Guarantors”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee”) and as noteholder collateral agent (in such capacity, the “Noteholder Collateral Agent”). Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s Initial Securities and Exchange Securities: Article 1 Definitions and Incorporation by Reference SECTION 1.01. Definitions. “ABL Documents” means “ABL Documents” as defined in the Intercreditor Agreement. “ABL Priority Collateral” means “ABL Priority Collateral” as defined in the Intercreditor Agreement. “Acquired Indebtedness” means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person. “Additional Assets” means: (1) any property, plant or equipment used or useful in a Related Business; (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business. “Additional Securities” means Securities issued under this Indenture after the Issue Date and in compliance with Section 2.13 and 4.03, it being understood that any Securities issued in exchange for or replacement of any Initial Security issued on the Issue Date shall not be an Additional Security, including any such Securities issued pursuant to a Registration Rights Agreement. “Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)”

2 (or any successor publication published weekly by the Board of Governors of the Federal Reserve System that establishes yields on actively traded United States Treasury securities adjusted to constant maturity) under the caption “Treasury Constant Maturities” (or similar caption), for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after December 1, 2015, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus 0.50%. “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. “Applicable Premium” means, with respect to a Security at any redemption date, the excess of (if any) (a) the present value at such redemption date of (1) the redemption price of such Security on December 1, 2015 (such redemption price being described in the second paragraph of Section 5 of the Securities, exclusive of any accrued interest) plus (2) all required remaining scheduled interest payments due on such Security through December 1, 2015 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (b) the principal amount of such Security on such redemption date, in each case, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation or the correction thereof shall not be a duty or obligation of the Trustee. “Application Period” means the 365 days after the receipt of any Net Cash Proceeds of any Asset Disposition. “Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any such transaction by means of a merger, consolidation or similar transaction, and including an issuance of Capital Stock by a Restricted Subsidiary (each referred to for the purposes of this definition as a “disposition”), of: (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

3 (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary, other than, in the case of clauses (1), (2) and (3) above, (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary; (B) for purposes of Section 4.06 only, (x) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by Section 4.04 and (y) a disposition of all or substantially all the assets of the Company in accordance with Section 5.01; (C) a disposition of assets with a Fair Market Value of less than $5,000,000; (D) a disposition of cash or Temporary Cash Investments; (E) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien); (F) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof; (G) disposals or replacements of obsolete, worn out, uneconomical or surplus property or equipment; (H) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of assets for like property (excluding any boot thereon) for use in a business similar to that of the Company or any Restricted Subsidiary; provided that if any property that is so disposed is Collateral, the Company or the applicable Restricted Subsidiary will provide Liens on such exchanged for like property under and in accordance with this Indenture and the Security Documents; (I) the unwinding of any Hedging Obligations; (J) any sale and leaseback transactions permitted by this Indenture; (K) any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind, in each case, in the ordinary course of business; (L) the licensing or sublicensing of intellectual property or other general intangibles and licenses, sublicenses, leases or subleases of other property, in each case, in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries; (M) the sale or discount (with or without recourse, and on customary or commercially reasonable terms and for credit management purposes) of accounts receivables that arose in the ordinary course of business for collection; and (N) a disposition of property pursuant to foreclosure, condemnation or eminent domain (or deed in lieu thereof) or any similar action; provided, however, that an amount equal to the amount of Net Available Cash from such disposition must be applied in accordance with Section 4.06. “Asset Sale Proceeds Account” means one or more deposit accounts or securities accounts under the control of the Trustee or the Noteholder Collateral Agent holding only the proceeds of any sale or disposition of any Notes Priority Collateral. “Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback

4 Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation”. “Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by (2) the sum of all such payments. “Bank Collateral Agent” means Bank of America, N.A. and any successor under the Credit Agreement, or if there is no Credit Agreement, the “Bank Collateral Agent” designated pursuant to the terms of the Lenders Debt. “Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors. “Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board of directors or, in the case of a Person that is not a corporation, the group exercising the authority generally vested in a board of directors of a corporation. “Borrowing Base” means, on any date of determination, an amount equal to the sum, without duplication, of: (a) 90% of the book value of accounts receivable of the Company and its Restricted Subsidiaries, plus (b) 55% of the book value of inventory of the Company and its Restricted Subsidiaries, plus (c) the lesser of (i) $40,000,000 or (ii) the sum of (w) 85% of the net orderly liquidation value of trucks of the Company and its Restricted Subsidiaries as of the latest date on which the administrative agent under the Credit Agreement has received an appraisal calculating the net orderly liquidation value of such trucks (the “Truck Appraisal Date”), plus (x) 80% of the cost of trucks of the Company and its Restricted Subsidiaries acquired since the Truck Appraisal Date, minus (y) 85% of the net orderly liquidation value of trucks of the Company and its Restricted Subsidiaries that have been sold since the Truck Appraisal Date, minus (z) 85% of the depreciation amount applicable to trucks of the Company and its Restricted Subsidiaries, provided that the trucks included in any calculation under this clause (c) shall include only those trucks that are eligible to be included in the Borrowing Base by the terms of the Credit Agreement. For purposes of determining the ABL Cap Amount (as defined in the Intercreditor Agreement), the Borrowing Base will be calculated by the Company

5 as of the last day of the most recent fiscal quarter of the Company for which financial statements are available and such calculations, as set forth in an Officers’ Certificate, will be deemed to be conclusive absent manifest error. “Business Day” means each day which is not a Legal Holiday. “Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.10, a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased. “Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity. “Change of Control” means the occurrence of any of the following events: (1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d- 3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (for the purposes of this clause (1), such other person shall be deemed to beneficially own any Voting Stock of a Person (the “specified person”) held by any other person (the “parent entity”), if such other person is the beneficial owner (as defined above in this clause (1)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity; (2) the adoption of a plan relating to the liquidation or dissolution of the Company; or (3) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all of the assets of the Company (determined on a consolidated basis) to another Person other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the

6 voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Securities and a Subsidiary of the transferor of such assets. “Code” means the Internal Revenue Code of 1986, as amended. “Collateral” means all the collateral described in (i) the Security Documents or (ii) any security or collateral document that is an ABL Document, as the context may require. “Commodity Agreement” means any commodity swap or any other similar agreement for the purposes of protecting against or managing exposure to fluctuations in commodity prices. “Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities. “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities from the redemption date to December 1, 2015, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to December 1, 2015. “Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date. “Consolidated Coverage Ratio” as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements of the Company are available to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that: (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, then EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period; (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred

7 under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated and not replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, then EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness; (3) if, since the beginning of such period, the Company or any Restricted Subsidiary shall have made any Asset Disposition, then EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that were the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale); (4) if, since the beginning of such period, the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, then EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period; and (5) if, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, then EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period.

8 For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness, but if the remaining term of such Interest Rate Agreement is less than 12 months, then such Interest Rate Agreement shall only be taken into account for that portion of the period equal to the remaining term thereof). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate. If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such Indebtedness was incurred solely for working capital purposes. “Consolidated Current Liabilities” as of the date of determination means the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating: (1) all intercompany items between the Company and any Restricted Subsidiary; (2) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied; and (3) any liabilities resulting from mark to market requirement of any derivative security. “Consolidated Interest Expense” means, for any period, the total interest expense (less interest income) of the Company and its consolidated Restricted Subsidiaries (other than non-cash interest expense attributable to convertible indebtedness under Accounting Practices Bulletin 14-1 or any successor provision), plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication: (1) interest expense attributable to Capital Lease Obligations, the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP, and the interest component of any deferred payment obligations; (2) amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance cost; provided, however, that any amortization of bond

9 premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense; (3) capitalized interest; (4) non-cash interest expense; provided, however, that any non-cash interest expense or income attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense); (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; (6) net payments pursuant to Hedging Obligations; (7) the product of (a) all dividends accrued in respect of all Disqualified Stock of the Company and all Preferred Stock of any Restricted Subsidiary, in each case, held by Persons other than the Company or a Restricted Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company), times (b) a fraction of the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Disqualified Stock or Preferred Stock (expressed as a decimal) for such period (as estimated by the chief financial officer of the Company in good faith); (8) interest incurred in connection with Investments in discontinued operations; (9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by a Lien on the assets of) the Company or any Restricted Subsidiary; and (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust. “Consolidated Leverage Ratio” as of any date of determination means the ratio of (x) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries as of such date of determination to (y) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements of the Company are available; provided, however, that: (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Incurrence of Indebtedness, or both, then EBITDA and the amount of such

10 Indebtedness for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period; (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated and not replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio, then EBITDA and the aggregate amount of Indebtedness shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness; (3) if, since the beginning of such period, the Company or any Restricted Subsidiary shall have made any Asset Disposition, then EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that were the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period; (4) if, since the beginning of such period, the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, then EBITDA for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period; and (5) if, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, then EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the

11 amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness, but if the remaining term of such Interest Rate Agreement is less than 12 months, then such Interest Rate Agreement shall only be taken into account for that portion of the period equal to the remaining term thereof). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate. If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such Indebtedness was incurred solely for working capital purposes. “Consolidated Net Income” means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that: (A) subject to the exclusion contained in clause (4) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and (B) the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income; (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction (or any transaction accounted for in a manner similar to a pooling of interests) for any period prior to the date of such acquisition;

12 (3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that: (A) subject to the exclusion contained in clause (4) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and (B) the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (4) any net after-tax gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which are not sold or otherwise disposed of in the ordinary course of business and any net after-tax gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person; (5) net after-tax extraordinary gains or losses and net after-tax nonrecurring or unusual noncash gains or charges; (6) the cumulative effect of a change in accounting principles; (7) any net after-tax gain (or loss) attributable to the early retirement or conversion of Indebtedness; (8) any unrealized non-cash gains or losses or charges in respect of Hedging Obligations (including those resulting from the application of ASC 815); (9) any non-cash charges or other noncash expenses or charges arising from any grant of or issuance or repricing of Capital Stock or other equity-based awards or any amendment or substitution of any such Capital Stock or other equity-based awards; (10) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the extinguishment of Indebtedness, Hedging Obligations or other derivative instruments entered in relation to the Indebtedness extinguished; (11) any gain or loss resulting from mark-to-market requirement of any derivative security, including warrants;

13 (12) any net after-tax gain or loss from disposed or discontinued operations or disposal of discontinued operations; (13) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP; (14) any expenses or reserves for liabilities to the extent that the Company or any Restricted Subsidiary is entitled to indemnification therefor under binding agreements; provided that any liabilities for which the Company or such Restricted Subsidiary is not actually indemnified shall reduce Consolidated Net Income in the period in which it is determined that the Company or such Restricted Subsidiary will not be indemnified; (15) any restoration to income of any contingency reserve, except to the extent that provisions for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date; and (16) any charges or credits relating to the adoption of fresh start accounting principles; in each case, for such period. Notwithstanding the foregoing, for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted pursuant to Section 4.04(a)(3)(D). “Consolidated Net Tangible Assets” as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) as shown on the most recent consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of: (1) minority interests in consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary; (2) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors; (3) any revaluation or other write-up in book value of assets subsequent to the Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied; (4) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names,

14 copyrights, licenses, organization or developmental expenses and other intangible items; (5) treasury stock; (6) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and (7) Investments in and assets of Unrestricted Subsidiaries. “Convertible Notes” means the Company’s 9.5% Convertible Notes due 2015. “Credit Agreement” means the First Amended and Restated Loan and Security Agreement, dated as of October 29, 2013, by and among the Company, the subsidiaries of the Company from time to time party thereto as “Borrowers”, the subsidiaries of the Company from time to time party thereto as “Guarantors”, the financial institutions party thereto as “Lenders”, and Bank of America, N.A., a national banking association, as agent for the Lenders, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, amended and restated, increased, extended, renewed, refunded, restructured, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed, in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions, from time to time, with the same or different lenders or agents. “Credit Facilities” means one or more debt facilities (including the Credit Agreement), commercial paper facilities, securities purchase agreement, indentures or similar agreements, in each case, with banks or other institutional lenders or investors providing for revolving loans, term loans, receivables financings (including through sales of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables), letters of credit or issuances of securities, including any related notes, guarantees, collateral documents, instruments and agreement executed in connection therewith, and, in each case, as amended, restated, amended and restated, increased, extended, renewed, refunded, restructured, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed, in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions, from time to time, with the same or different lenders or agents. “Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values. “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

15 “Discharge of ABL Obligations” means (a) the indefeasible payment in cash in full (or cash collateralization in accordance with the terms of the ABL Documents) of all ABL Obligations (as defined in the Intercreditor Agreement) (other than unasserted contingent obligations, including contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit), (b) the termination of all commitments to extend credit under the ABL Documents, (c) termination or cash collateralization (in accordance with the terms of the ABL Documents) of all outstanding letters of credit, and (d) so long as any Notes Obligations (as defined in the Intercreditor Agreement) remain outstanding, the delivery of a written notice from the Bank Collateral Agent to the Noteholder Collateral Agent stating that the events in clauses (a), (b) and (c) have occurred; provided that the Discharge of ABL Obligations shall not be deemed to have occurred if the Company refinances or replaces any ABL Document and such refinancing or replacement is permitted by the terms of this Indenture and the Intercreditor Agreement. “Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event: (1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise; (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part; in each case on or prior to the date that is 91 days after the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the date that is 91 days after the Stated Maturity of the Securities shall not constitute Disqualified Stock if (A) the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Securities and described in Sections 4.06 and 4.09 and (B) any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto. “EBITDA” for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income: (1) all income tax expense of the Company and its consolidated Restricted Subsidiaries; plus (2) Consolidated Interest Expense; plus

16 (3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid item that was paid in cash in a prior period); plus (4) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period); plus (5) the amount of any restructuring charges, integration costs or other business optimization expenses or reserves deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date, and costs related to the closure and/or consolidation of facilities; less all non-cash items of income of the Company and its consolidated Restricted Subsidiaries (other than accruals of revenue by the Company and its consolidated Restricted Subsidiaries in the ordinary course of business); in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders. “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended. “Exchange Securities” means the debt securities of the Company issued pursuant to this Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Securities, in compliance with the terms of the Registration Rights Agreement. “Excluded Assets” means (a) Capital Stock of Subsidiaries of the Company, (b) those assets that would constitute ABL Priority Collateral but as to which the Bank Collateral Agent shall not have required a Lien (other than such forbearance by the Bank Collateral Agent after the Discharge of ABL Obligations), (c) any trademark applications filed in the United States Patent and Trademark Office on the basis of any Grantor’s “intent-to-use” such trademark, provided that any such trademark application shall automatically be included in the Collateral upon the filing of acceptable evidence of use of such trademark, (d) Equipment (as defined in the Security Documents) and the related accessions and proceeds owned by any Grantor that is subject to a purchase

17 money Lien or a capital lease to the extent such purchase money Lien or capital lease is a Permitted Lien if the contract or other documentation providing for such purchase money Lien or capital lease prohibits or requires the consent of any Person other than the applicable Grantor as a condition to the creation of any other Lien on such Equipment, (e) any interest in (x) any real property (other than Material Real Property or As-Extracted Collateral, each as defined in this Indenture or the Security Documents), including any leasehold interests (other than solely to the extent required to create and perfect a security interest in As-Extracted Collateral which is part of the ABL Priority Collateral) and (y) real property located at 15540 S. McKinley Avenue, Lathrop, California 95330, (f) any assets the perfection of which would require notation of a Lien on a certificate of title (other than solely to the extent such assets are part of the ABL Priority Collateral) and (g) Special Property (as defined below) other than (x) the right to receive any payment of money (including Accounts, General Intangibles and Payment Intangibles, as defined in the Uniform Commercial Code) or any other rights referred to in Sections 9-406, 9-407, 9-408, 9-409 of the Uniform Commercial Code to the extent that such Sections of the Uniform Commercial Code are effective to limit the prohibitions or restrictions which make such property “Special Property” and (y) any proceeds, substitutions or replacements of any Special Property (unless such proceeds, substitutions or replacements would constitute Special Property). “Special Property” means (i) any contract, permit, lease, license or other general intangible held by any Grantor with respect to which a Lien cannot be granted by the terms thereof, by any requirement of law or without the consent of any third party or (ii) any property owned or hereafter acquired by a Grantor that is subject to a Lien permitted by clause (8), (9), (10), (13) or (22) of the definition of “Permitted Liens” if the contract or other documentation providing for such Lien prohibits the granting of any other Lien on such property or requires the consent of any third party; provided that any property which constitutes Special Property due to a prohibition on the creation of any Lien in the relevant permit, lease, license, contract or other agreement or by any requirement of law applicable thereto shall constitute Special Property only to the extent and for so long as such permit, lease, license, contract or other agreement or requirement of law applicable thereto validly prohibits the creation of a Lien on such property in favor of the Noteholder Collateral Agent or such permit, lease, license, contract or other agreement or requirement of law validly requires any consent not obtained thereunder in order for the Grantor to create a Lien thereon. “Excluded Contribution” means the Net Cash Proceeds or Temporary Cash Investments received by the Company from: (a) contributions to its common equity capital, and (b) the sale (other than to the Company or any Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company or any Subsidiary of the Company) of Qualified Capital Stock of the Company, in each case, designated as an Excluded Contribution pursuant to an Officers' Certificate.

18 “Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined in good faith by the senior management of the Company, or, if the Fair Market Value is in excess of $15,000,000, by the Board of Directors, in each case, whose determination will be conclusive; provided that, for the purposes of Section 4.04(a)(3)(D)(y), if the Fair Market Value of the Investment in the Unrestricted Subsidiary or other Person in question is so determined to be in excess of $20,000,000, such determination must be confirmed in writing by an Independent Qualified Party. “Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia. “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in: (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants; (2) statements and pronouncements of the Financial Accounting Standards Board; (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC, except with respect to any reports or financial information required to be delivered pursuant to Section 4.02, which shall be prepared in accordance with generally accepted accounting principles as in effect in the United States of America on the date thereof. “Grantor” means each of the Company and each Subsidiary Guarantor. “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

19 (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation. “Guarantee Agreement” means a supplemental indenture to this Indenture, in a form reasonably satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company’s obligations with respect to the Securities on the terms provided for in this Indenture. “Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement. “Holder” means the Person in whose name a Security is registered on the Registrar’s books. “Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.03: (1) the accrual of interest or dividends, the amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security; (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; (3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness; (4) changes in the principal amount of any Indebtedness that is denominated in a currency other than U.S. dollars solely as a result of fluctuations in exchange rates or currency values; (5) unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of ASC 815); and

20 (6) the reclassification of any outstanding Capital Stock as Indebtedness due to a change in accounting principles so long as such Capital Stock was issued prior to, and not in contemplation of, such accounting change; in each case, will be deemed not to be the Incurrence of Indebtedness. “Indebtedness” means, with respect to any Person on any date of determination (without duplication): (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable; (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person; (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business); (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit); (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the amount of such Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends); (6) all Guarantees by such Person of obligations of the type referred to in clauses (1) through (5) or dividends of other Persons; (7) all obligations of the types referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured; and

21 (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person. Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time. The amount of any Preferred Stock that has a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Preferred Stock as if such Preferred Stock were redeemed, repaid or repurchased on any date on which the amount of such Preferred Stock is to be determined pursuant to this Indenture; provided, however, that if such Preferred Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be calculated as of the first date thereafter on which such Preferred Stock could be required to be so redeemed, repaid or repurchased. If any Preferred Stock does not have a fixed redemption, repayment or repurchase price, the amount of such Preferred Stock will be its maximum liquidation value. “Indenture” means this Indenture as amended or supplemented from time to time. “Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company. “Intercreditor Agreement” means the Intercreditor Agreement dated as of August 31, 2010 among the Bank Collateral Agent, the Trustee, the Noteholder Collateral Agent, the Company and each Subsidiary Guarantor, as amended by the First Amendment to Intercreditor Agreement, dated as of March 22, 2013, and as it may be further amended, amended and restated, modified, supplemented, extended, renewed or replaced from time to time (including pursuant to the Second Amendment to Intercreditor Agreement dated as of the Issue Date) in accordance with this Indenture or other intercreditor agreements among the Trustee, the Noteholder Collateral Agent, and an agent for lenders providing an ABL Agreement (as defined in the Intercreditor Agreement) from time to time, in each case, as it may be amended, modified, supplemented, extended, renewed or replaced from time to time.

22 “Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates. “Investment” in any Person means any advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value. For purposes of the definition of “Unrestricted Subsidiary”, the definition of “Restricted Payment” and Section 4.04, “Investment” shall include: (1) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer. “Issue Date” means November 22, 2013. “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. “Lenders” has the meaning specified in the Credit Agreement. “Lenders Debt” means all Obligations and all amounts owing, due or secured under the terms of the Credit Agreement or any related security document (including the Hedging Obligations, cash management obligations and all other

23 Obligations owed to any Lender or any affiliate thereof secured under any such related security document), whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses or reimbursement obligations, obligations to post cash collateral in respect of letters of credit, cash management services or indemnities in respect thereof, any other indemnities or guarantees, and all other amounts payable under or secured by any Credit Agreement security document (including, in each case, all Obligations thereunder, all cash management services and all amounts accruing on or after the commencement of any insolvency proceeding relating to any Grantor, or that would have accrued or become due under the terms of the Credit Agreement or any other Credit Agreement security document but for the effect of the insolvency proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such insolvency proceeding). “Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any priority of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof) real or personal, moveable or immovable, now owned or hereafter acquired; provided, however, that in no event shall an operating lease be deemed to constitute a Lien. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement. “Material Real Property” means “Material Real Property” as defined in the Intercreditor Agreement. “Net Available Cash” from an Asset Disposition means cash payments and the Fair Market Value of any Temporary Cash Investments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities (other than Temporary Cash Investments) received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of: (1) all legal, title, recording, engineering, environmental, accounting and investment banking or brokerage fees, relocation expenses, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition; (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset

24 Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition; (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition; (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and (5) any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary. “Net Cash Proceeds”, with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof. “Noteholder Secured Parties” means, collectively, the Trustee, the Noteholder Collateral Agent, each Holder of the Securities and each other holder of, or obligee in respect of, any obligations in respect of the Securities outstanding at such time. “Notes Documents” means the Securities (including Additional Securities), the Guarantee Agreements, this Indenture (including the Subsidiary Guarantees), the Security Documents and the Intercreditor Agreement, and, in each case, all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing. “Notes Priority Collateral” means “Notes Priority Collateral” as defined in the Intercreditor Agreement. “Obligations” means, with respect to any Indebtedness, any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

25 “Offering Memorandum” means the final offering memorandum, dated November 22, 2013, relating to the offering by the Company of the Initial Securities. “Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company. “Officers’ Certificate” means a certificate signed by two Officers. “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. “Other Pari Passu Lien Obligations” means any Additional Securities or any other Indebtedness or other Obligations (including Hedging Obligations) having Pari Passu Lien Priority relative to the Securities with respect to the Collateral and that is not secured by any other assets and, in the case of Indebtedness for borrowed money, has a Stated Maturity that is equal to or longer than the Securities; provided that an authorized representative of the holders of such Indebtedness (other than Additional Securities) shall have executed a joinder to the Security Documents and the Intercreditor Agreement. “Pari Passu Lien Priority” means, relative to specified Indebtedness, having equal Lien priority on specified Collateral and either subject to the Intercreditor Agreement on a substantially identical basis as the holders of such specified Indebtedness or subject to intercreditor agreements providing holders of the Indebtedness intended to have Pari Passu Lien Priority with substantially the same rights and obligations that the holders of such specified Indebtedness have pursuant to the Intercreditor Agreement as to the specified Collateral. “Permitted Collateral Lien” means: (1) Liens securing the Initial Securities outstanding on the Issue Date, Refinancing Indebtedness with respect to such Initial Securities, the Guarantees relating thereto and any obligations with respect to such Initial Securities, Refinancing Indebtedness and the Guarantees; (2) Liens existing on the Issue Date (other than Liens specified in clause (1) above or securing Lenders Debt) securing obligations which are set forth in a schedule to this Indenture; (3) Liens described in clauses (1), (2), (3), (5), (6), (7), (9), (10), (12), (13) (with respect to clauses (6), (9), (10) and (22) set forth therein), (14), (15), (16), (17), (18), (19), (20), (21), (22), (24), (25), (26) and (27) of the definition of Permitted Liens; (4) Liens securing (a) any Other Pari Passu Lien Obligations incurred pursuant to Section 4.03(a); provided, however, that at the time of Incurrence of such Other Pari Passu Lien Obligations and after giving pro forma effect thereto, the Consolidated Leverage Ratio would be no greater than 3.0 to 1.00, (b)

26 obligations evidenced by Additional Securities that do not in the aggregate exceed $75,000,000 and (c) obligations that do not in the aggregate exceed $10,000,000 at any one time outstanding; and (5) Liens on the Notes Priority Collateral in favor of any collateral agent relating to such collateral agent's administrative expenses with respect to the Notes Priority Collateral. “Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in: (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (2) another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Related Business; (3) cash and Temporary Cash Investments; (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (6) loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary; (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for (i) an Asset Disposition as permitted pursuant to Section 4.06 or (ii) a disposition of assets not constituting an Asset Disposition; (9) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in

27 connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (10) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary; (11) any Person to the extent such Investments consist of Hedging Obligations or Guarantees of Indebtedness otherwise permitted under Section 4.03; (12) any Person to the extent such Investment exists on the Issue Date or is made pursuant to a binding commitment existing on the Issue Date, and any extension, modification or renewal, replacement, refunding or refinancing of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date); provided that the amount of such Investment may be increased (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted under this Indenture; (13) (a) any Person engaged in a Related Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate Fair Market Value, when taken together with all other Investments made pursuant to this clause (13)(a) that are outstanding on the date such Investment is made, do not exceed the greater of $15,000,000 and 5% of Consolidated Net Tangible Assets at the time of such Investment and (b) any other Person having an aggregate Fair Market Value, when taken together with all other Investments made pursuant to this clause (13)(b) that are outstanding on the date such Investment is made, do not exceed the greater of $10,000,000 and 2.0% of Consolidated Net Tangible Assets at the time of such Investment; provided that, in each case, (x) each Investment will be valued as of the date made and without regard to subsequent changes in value and (y) if any Investment pursuant to this clause (13) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (13) for so long as such Person continues to be a Restricted Subsidiary;

28 (14) advances, loans, rebates and extensions of credit to suppliers, customers and vendors in the ordinary course of business in an aggregate amount not to exceed $3,000,000 at any time outstanding; (15) deposits, prepayment and other credits to suppliers or landlords made in the ordinary course of business, including such Investments in connection with the entry into any new hauling arrangements contemplated as of the Issue Date; (16) Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into the Company or merged into or consolidated with a Restricted Subsidiary after the Issue Date, in each case, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation; (17) Investments the payment for which consists of Qualified Capital Stock; provided that such Qualified Capital Stock will not increase the amount available under Section 4.04(a)(3); and (18) licensing, sublicensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons. For purposes of this definition, in the event that a proposed Investment (or portion thereof) meets the criteria of more than one of the categories of Permitted Investments described in clauses (1) through (18) above, the Company will be entitled to classify (but not reclassify) such Investment (or portion thereof) in one or more of such categories set forth above). “Permitted Liens” means, with respect to any Person: (1) pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or pledges or deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (2) Liens imposed by law or in the ordinary course of business (other than in connection with Indebtedness), such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other

29 funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution; (3) Liens for taxes, assessments or governmental charges or claims not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; (4) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness; (5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (6) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien; (7) Liens to secure Permitted Indebtedness Incurred under Section 4.03(b)(1); provided that (a) any such Liens on Notes Priority Collateral shall be junior relative to the Liens on the Notes Priority Collateral securing the Securities and Subsidiary Guarantees and (b) the holder of such Lien either (x) is subject to an intercreditor agreement consistent with the Intercreditor Agreement on the same basis as the Lenders or (y) is or agrees to become bound by the terms of the Intercreditor Agreement on the same basis as the Lenders; (8) Liens existing on the Issue Date; (9) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person (other than a

30 Lien Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person becomes such a Subsidiary); provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto); (10) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person (other than a Lien Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person or any of its Subsidiaries acquired such property); provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto); (11) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person; (12) Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be Incurred under this Indenture; (13) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (6), (8), (9), (10) or clause (22) below; provided, however, that (A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (6), (8), (9), (10) or (22) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any accrued but unpaid interest, fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; (14) Liens Incurred to secure cash management services in the ordinary course of business; (15) Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements limiting the disposition of such assets pending the closing of the transactions contemplated thereby; (16) Liens on insurance policies and the proceeds thereof and other deposits securing the financing of the premiums with respect thereto;

31 (17) Liens on any cash earnest money deposits or installment payments made by the Company or any Restricted Subsidiary in connection with any letter of intent or purchase agreement; (18) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (19) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any Restricted Subsidiary, including rights of offset and setoff; (20) Leases, licenses, subleases and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Company or any Restricted Subsidiary; (21) Liens arising from filing precautionary Uniform Commercial Code financing statements regarding leases; (22) Liens securing Purchase Money Indebtedness; provided that (a) the aggregate amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under Section 4.03(b)(11) and (b) such Liens shall not extend to any asset other than the specified asset being financed; (23) Liens with respect to obligations that do not in the aggregate exceed $10,000,000 at any one time outstanding; (24) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes; (25) Liens on cash, Temporary Cash Investments or other property arising in connection with the defeasance, discharge or redemption of Indebtedness; (26) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business; (27) Customary Liens granted in favor of a trustee (including the Trustee) to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to which Indebtedness not prohibited by this Indenture is issued (including this Indenture); (28) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or any of its Restricted Subsidiaries relating to such property or assets; provided that such

32 Liens shall not extend to any asset other than the specified asset being constructed; and (29) with respect to any real property leased by the Company or any Restricted Subsidiary, any Liens on the title of such property not created by the Company or such Restricted Subsidiary, as applicable. Notwithstanding the foregoing, “Permitted Liens” will not include any Lien described in clause (6), (9), (10) or (22) above to the extent such Lien applies to any Additional Assets acquired directly with Net Available Cash pursuant to Section 4.06. For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness. For purposes of determining compliance with this definition, (A) Liens need not be Incurred solely by reference to one category of Permitted Liens described in this definition but are permitted to be Incurred under any combination thereof and of any other available exemption and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens, the Company shall, in its sole discretion, classify such Lien (or any portion thereof) in any manner that complies with this definition. In each case set forth above and in the definition of “Permitted Collateral Lien”, notwithstanding any stated limitation on the assets or property that may be subject to such Lien, a Permitted Lien or a Permitted Collateral Lien, as applicable, on a specified asset or property or group or type of assets or property may include Liens on all improvements, repairs, additions, attachments and accessions thereto, assets and property affixed or appurtenant thereto, parts, replacements and substitutions therefor, and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof. “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity. “Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person. “principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time. “Purchase Money Indebtedness” means Indebtedness (including Capital Lease Obligations) (1) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money

33 obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (2) Incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements, in the ordinary course of business; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specific asset being financed and all improvements, repairs, additions, attachments and accessions thereto, assets and property affixed or appurtenant thereto, parts, replacements and substitutions therefor, and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof; provided further, however, that such Indebtedness is Incurred within 180 days after such acquisition of such assets. “Qualified Capital Stock” of a Person means Capital Stock of such Person other than Disqualified Capital Stock; provided, however, that such Capital Stock shall not be deemed Qualified Capital Stock to the extent sold to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Capital Stock refers to Qualified Capital Stock of the Company. “Qualified Equity Offering” means any issuance and sale of the Company's common stock by the Company. Notwithstanding the foregoing, the term “Qualified Equity Offering” shall not include: (1) any issuance and sale with respect to common stock registered on Form S-4 or Form S-8; (2) any issuance and sale to any Subsidiary of the Company; or (3) any such public or private sale that constitutes an Excluded Contribution. “Quotation Agent” means the Reference Treasury Dealer selected by the Company. “Reference Treasury Dealer” means J.P. Morgan Securities LLC and its successors and assigns and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers. “Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

34 “Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings. “Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that: (1) (a) if the Stated Maturity of the Indebtedness being Refinanced is equal to or earlier than the Stated Maturity of the Securities, such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced and (b) if the Stated Maturity of the Indebtedness being Refinanced is later than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity of at least 91 days later than the Stated Maturity of the Securities; (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus accrued and unpaid interest and any related fees and expenses in connection with such Refinancing, including any premium and defeasance costs and any premium paid in connection with a tender offer for such Indebtedness) under the Indebtedness being Refinanced; and (4) if the Indebtedness being Refinanced is subordinated in right of payment to the Securities, such Refinancing Indebtedness is subordinated in right of payment to the Securities at least to the same extent as the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary. “Related Business” means any business in which the Company or any of the Restricted Subsidiaries was engaged on the Issue Date and any business related, ancillary or complementary to such business. “Restricted Payment” with respect to any Person means:

35 (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in respect of its Capital Stock in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)); (2) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Company held by any Person (other than by a Restricted Subsidiary) or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than by a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock); (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Company or any Subsidiary Guarantor (other than (A) from the Company or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations made in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or (4) the making of any Investment (other than a Permitted Investment) in any Person. The amount of any Restricted Payment if made otherwise than in cash will be Fair Market Value of the assets subject thereto. “Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary. “Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person (other than the Company or a Restricted Subsidiary) and the Company or a Restricted Subsidiary leases it from such Person. “SEC” means the U.S. Securities and Exchange Commission.

36 “Security Documents” means the security agreements, pledge agreements, mortgages, collateral assignments, deeds of trust, deeds to secure debt and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in and liens on the Collateral in favor of the Noteholder Collateral Agent for the benefit of the Noteholder Secured Parties as contemplated by this Indenture. “Senior Indebtedness” means with respect to any Person: (1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and (2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above, unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the Securities or the Subsidiary Guarantee of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include: (A) any obligation of such Person to the Company or any Subsidiary of the Company; (B) any liability for Federal, state, local or other taxes owed or owing by such Person; (C) any accounts payable or other liability to trade creditors arising in the ordinary course of business; (D) any Capital Stock; (E) any Indebtedness or other Obligation of such Person that is subordinate in right of payment to any other Indebtedness or other Obligation of such Person; (F) that portion of any Indebtedness that at the time of Incurrence was Incurred in violation of this Indenture; (G) any Indebtedness, which, when Incurred and without respect to any election under Section 111(b) of Title 11, United States Code, is without recourse to such Person;

37 (H) any Indebtedness of or amounts owed by such Person for compensation to employees or for services rendered to another Person; and (I) Indebtedness of such Person to a Subsidiary or any other Affiliate or any such Affiliate’s Subsidiaries. “Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC and, for purpose of determining whether an Event of Default has occurred, any group of Restricted Subsidiaries that combined would be such a Significant Subsidiary. “Specified Trucks” means each of the Trucks; provided, however, that, prior to the Discharge of ABL Obligations, “Specified Trucks” will include only such Trucks that are subject to a perfected first-priority Lien in favor of the Bank Collateral Agent; provided further, however, that in no event will “Specified Trucks” include any such Truck if the perfection of a Lien thereon in favor of the Noteholder Collateral Agent, on behalf of and for the benefit of the Noteholder Secured Parties, would require any recording, registration or filing other than (x) a recording, registration or filing that is reflected on the certificate of title (or, if applicable, in the electronic title record) of such Truck or (y) the filing of a UCC financing statement against the owner of such Truck in the applicable jurisdiction or jurisdictions. “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred). “Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate in right of payment to the Securities or a Subsidiary Guarantee of such Person, as the case may be, pursuant to a written agreement to that effect. “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified or the context shall otherwise require, “Subsidiary” means a Subsidiary of the Company. “Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Securities.

38 “Subsidiary Guarantor” means each Subsidiary of the Company that executes this Indenture as a guarantor and each other Subsidiary of the Company that thereafter Guarantees the Securities pursuant to the terms of this Indenture, in each case, until the Guarantee of such Person has been released in accordance with the provisions of this Indenture. “Temporary Cash Investments” means any of the following: (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof; (2) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 270 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor; (3) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above; (4) investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s Investors Service, Inc. or “A-1” (or higher) according to Standard and Poor’s Ratings Group; (5) investments in securities with maturities of nine months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s Ratings Group or “A” by Moody’s Investors Service, Inc.; and (6) investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through (5) above. “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa- 77bbbb) as in effect on the Issue Date.

39 “Trucks” means all ready-mix concrete trucks and the mixing drums affixed thereto owned by the Company or any Subsidiary Guarantor. “Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters. “Trustee” means U.S. Bank National Association until a successor replaces it and, thereafter, means the successor. “Uniform Commercial Code” means the Uniform Commercial Code as from time to time in effect in the State of New York. “Unrestricted Subsidiary” means: (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04 and the final paragraph of the definition of the term “Investment”. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions. “U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option. “Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

40 “Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

41 SECTION 1.02. Other Definitions. In addition, the following terms are defined elsewhere in this Indenture, as indicated below: Term Defined in Section “ABL Asset Disposition Offer” ............................................... 4.06(b)(4) “Acceptable Commitment” ...................................................... 4.06(a)(5)(C) “Affiliate Transaction” ............................................................. 4.07(a) “Appendix” .............................................................................. 2.01 “Asset Disposition Offer” ........................................................ 4.06(a)(5)(A) “Change of Control Offer” ....................................................... 4.09(b) “covenant defeasance option” .................................................. 8.01(b) “Coverage Indebtedness” ......................................................... 4.03(a) “Credit Facility Indebtedness” ................................................. 4.03(b)(1) “Custodian” .............................................................................. 6.01 “Event of Default” ................................................................... 6.01 “Excess ABL Proceeds” .......................................................... 4.06(b)(4) “Excess Proceeds” ................................................................... 4.06(a)(6) “Guaranteed Obligations” ........................................................ 10.01 “Initial Lien” ............................................................................ 4.10(a) “Initial Securities” .................................................................... Appendix “judgment default provision” ................................................... 6.01(9) “legal defeasance option” ........................................................ 8.01(b) “Non-ABL Priority Collateral” ................................................ 4.06(a) “Paying Agent” ........................................................................ 2.03

42 “Permitted Indebtedness”......................................................... 4.03(b) “Registrar” ............................................................................... 2.03 “Registration Rights Agreement” ............................................ Appendix “Securities” .............................................................................. Appendix “Securities Act” ....................................................................... Appendix “security default provision” ..................................................... 6.01(11) “Successor Company” ............................................................. 5.01(a)(1) SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings: “Commission” means the SEC; “indenture securities” means the Securities and the Subsidiary Guarantees; “indenture security holder” means a Holder; “indenture to be qualified” means this Indenture; “indenture trustee” or “institutional trustee” means the Trustee; and “obligor” on the indenture securities means the Company, each Subsidiary Guarantor and any other obligor on the indenture securities. All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions. SECTION 1.04. Rules of Construction. Unless the context otherwise requires: (1) a term has the meaning assigned to it; (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (3) “or” is not exclusive; (4) “including” means including without limitation;

43 (5) words in the singular include the plural and words in the plural include the singular; (6) Indebtedness shall not be considered subordinate in right of payment to any other Indebtedness solely by virtue of being unsecured, secured with a subset of the collateral securing such other Indebtedness, secured with different collateral, or secured with lower priority Liens, by virtue of structural subordination, by virtue of maturity date, order of payment or order of application of funds, or by virtue of not being guaranteed by all guarantors of such other Indebtedness, and any subordination in right of payment must be pursuant to a written agreement or instrument; (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; (8) the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and (9) all references to the date the Initial Securities were originally issued shall refer to the Issue Date. Article 2 The Securities SECTION 2.01. Form and Dating. Provisions relating to the Initial Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture. The Exchange Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture. SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

44 A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture. On the Issue Date, the Trustee shall authenticate and deliver $200,000,000 of 8.500% Senior Secured Notes Due 2018 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.13 after the Issue Date, shall certify that such issuance is in compliance with Section 4.03. The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands. SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co- registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent. The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Subsidiary incorporated or organized within The United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent. The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities. SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to

45 agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee. SECTION 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders. SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(a) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s or co-registrar’s request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.06, 4.09 and 9.05). The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date. Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co- registrar shall be affected by notice to the contrary. All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

46 SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security. Every replacement Security is an additional Obligation of the Company. SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, but in certain circumstances, Section 12.06 provides that certain Securities shall be disregarded for certain purposes. If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code). If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue. SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities. SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to

47 deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation. SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. SECTION 2.12. CUSIP Numbers, ISINs, etc. The Company in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities. SECTION 2.13. Issuance of Additional Securities. After the Issue Date, the Company shall be entitled, subject to its compliance with Section 4.03, to issue Additional Securities under this Indenture, which Securities shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance and issue price. All the Securities issued under this Indenture shall be treated as a single class for all purposes of this Indenture including waivers, amendments, redemptions and offers to purchase. With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, and, if the Company so elects, a supplemental indenture, a copy of each of which shall be delivered to the Trustee, the following information: (1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.03 that the Company is relying on to issue such Additional Securities; (2) the issue price, the issue date and the CUSIP number of such Additional Securities; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to not be fungible for U.S. federal income tax purposes with any other Securities issued under this Indenture; and

48 (3) whether such Additional Securities shall be Initial Securities or shall be issued in the form of Exchange Securities as set forth in Exhibit A. Article 3 Redemption SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to Section 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur. The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. SECTION 3.02. Selection of Securities to Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select Securities (a) if the Securities are listed on any national securities exchange, in compliance with the requirements of such exchange, (b) if the Securities are held by The Depository Trust Company and The Depository Trust Company prescribes a method of selection, in accordance with such procedures and (c) on a pro rata basis to the extent practicable. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000. Securities and portions of them the Trustee selects shall be in principal amounts of $2,000 or any greater integral multiple of $1,000 thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed. SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall send a notice of redemption to each Holder of Securities to be redeemed at such Holder’s registered address, except that redemption notices may be sent more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Security redeemed in accordance with provisions of this Indenture. The notice shall identify the Securities to be redeemed and shall state: (1) the redemption date; (2) the redemption price;

49 (3) the name and address of the Paying Agent; (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price; (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed; (6) that, unless the Company defaults in making such redemption payment, or a condition precedent to such redemption is not satisfied, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; (7) the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed; (8) that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Securities; and (8) if the notice of redemption is subject to one or more conditions precedent as provided in Section 3.04, a statement to that effect and a description of such condition or conditions. At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section. SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is sent, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice; provided that any notice of redemption sent in connection with a Qualified Equity Offering, other securities offering or any other financing, or a transaction (or a series of related transactions) that constitutes a Change of Control, may be given, at the Company’s discretion, prior to the consummation thereof and be subject to one or more conditions precedent, including consummation of the related Qualified Equity Offering, securities offering or other financing or Change of Control, as applicable, in which case the Company may revoke such notice on or prior to the specified redemption date if any such condition is not or will not be satisfied. Unless the Company defaults in making such redemption payment or a condition precedent to such redemption is not satisfied, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), and such Securities shall be canceled by the Trustee. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

50 SECTION 3.05. Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation. SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered. Article 4 Covenants SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due. The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. SECTION 4.02. SEC Reports. So long as any Securities are outstanding, the Company shall file with the SEC, subject to the next sentence, and provide the Trustee and Holders with such annual and other reports (i) at any time that the Company is subject to the reporting requirements of Sections 13 and 15(d) of the Exchange Act, as are specified in such sections and (ii) at any other time, on Forms 10-Q and 10-K and all current reports on Form 8-K that would be required if the Company was at such time subject to the reporting requirements of Sections 13 and 15(d) of the Exchange Act, in each case, such reports to be so filed and provided at the times specified for the filings of such reports under such Sections, after giving effect to all applicable extensions and cure periods, and containing all the information, audit reports and exhibits required for such reports. If, at any time, the Company is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall nevertheless continue filing the reports specified in clause (ii) of the preceding sentence with the SEC within the time periods required, after giving effect to all applicable extensions and cure periods, unless the SEC will not accept such a filing. The Company agrees that it shall not take any action for the purpose of causing the SEC not to accept such filings. If, notwithstanding the foregoing, the SEC will not accept such filings for any reason, the Company shall post the reports specified in the preceding sentence on its website within the time periods that would apply if the Company were required to file those reports with the SEC, after giving effect to all applicable extensions and cure periods.

51 At any time that any of the Company’s Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company. In addition, at any time when the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall furnish to the Holder of the Securities and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Securities are not freely transferable under the Securities Act. The Company also shall comply with the other provisions of TIA § 314(a). This Section 4.02 will be deemed not to impose any duty on the Company under the Sarbanes-Oxley Act of 2002 and the related SEC rules that would not otherwise be applicable. The Company shall be deemed to have furnished such reports to the Trustee and the Holders if it has filed such reports with the SEC using the EDGAR (or any successor) filing system and such reports are publicly available through such filing system. SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company or any Subsidiary Guarantor shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio exceeds 2.0 to 1 (any such Indebtedness Incurred pursuant to this Section 4.03(a) being herein referred to as “Coverage Indebtedness”). (a) Notwithstanding Section 4.03(a), the Company and the Restricted Subsidiaries shall be entitled to Incur any or all of the following Indebtedness (any such Indebtedness Incurred pursuant to this Section 4.03(b) being herein referred to as “Permitted Indebtedness”): (1) Indebtedness Incurred by the Company or any Subsidiary Guarantor pursuant to any Credit Facility; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed the greater of (A) $192,500,000 and (B) the Borrowing Base at the time of Incurrence, less the sum of all principal payments with respect to such Indebtedness pursuant to clauses (a)(5)(A), (a)(5)(D), (b)(3)(A) and (b)(3)(C) of Section 4.06 (any such Indebtedness Incurred pursuant to this clause (1) being herein referred to as “Credit Facility Indebtedness”);

52 (2) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Collateral Lien (but not foreclosure thereon)) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon, (B) if the Company Incurs such Indebtedness owing to a Restricted Subsidiary that is not a Subsidiary Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities and (C) if a Subsidiary Guarantor Incurs such Indebtedness owing to a Person that is not the Company or a Subsidiary Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such Subsidiary Guarantor with respect to its Subsidiary Guarantee; provided further that nothing in the foregoing clause (B) or (C) shall prohibit the repayment of such Indebtedness at maturity or otherwise in compliance with the terms of this Indenture; (3) the Initial Securities and the Exchange Securities (excluding any Additional Securities); (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this Section 4.03(b)); (5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company or by a Restricted Subsidiary or secured by a Lien on an asset acquired by the Company or a Restricted Subsidiary (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary or such asset was so acquired); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, the Company would have been entitled to Incur at least $1.00 of Coverage Indebtedness pursuant to Section 4.03(a) or the Consolidated Coverage Ratio is greater than the Consolidated Coverage Ratio immediately prior to giving effect to such transaction; (6) Refinancing Indebtedness in respect of any Coverage Indebtedness or any Permitted Indebtedness Incurred pursuant to clause (3), (4), (5), this clause (6) or (17) of this Section 4.03(b); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (5), such Refinancing Indebtedness shall be Incurred only by such Subsidiary, the Company or the Company and such Subsidiary; (7) Hedging Obligations incurred in the ordinary course of business designed to manage interest rates or interest rate risk, to protect against

53 fluctuations in currency exchange rates or to manage commodity prices, and not for the purpose of speculation; (8) obligations in respect of worker’s compensation claims, self- insurance obligations, performance, bid and surety bonds, indemnity, judgment, appeal, advance payment, customs, tax or other guarantees or bonds or other similar bond, instruments or obligations and completion guarantees and warranties provided by the Company or any Restricted Subsidiary or relating to liabilities, obligations or guarantees Incurred in the ordinary course of business; (9) Indebtedness arising (i) from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence and (ii) in connection with endorsement of instruments for deposit in the ordinary course of business; (10) the Guarantee by the Company or any Subsidiary Guarantor of Indebtedness of the Company or any Subsidiary Guarantor that was permitted to be Incurred by another provision of this Section 4.03; provided, however, that if the Indebtedness being guaranteed is subordinated to or pari passu with the Securities, then the Guarantee thereof Incurred pursuant to this clause (10) shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness being Guaranteed; (11) Purchase Money Indebtedness Incurred to finance the acquisition by the Company or a Restricted Subsidiary of assets in the ordinary course of business, and any Refinancing Indebtedness Incurred to Refinance such Indebtedness, in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred pursuant to this clause (11) and then outstanding, does not exceed the greater of $40,000,000 and 5.0% of Consolidated Net Tangible Assets at the time of Incurrence; (12) Indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets of the Company or any Restricted Subsidiary or Capital Stock of a Restricted Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Capital Stock for the purpose of financing any such acquisition; provided that the maximum aggregate liability in respect of all such obligations outstanding under this clause (12) shall at no time exceed, in the case of a disposition, the gross proceeds actually received by the Company and the Restricted Subsidiaries in connection with such disposition; (13) Indebtedness of the Company or any Restricted Subsidiary incurred in the ordinary course of business under guarantees of Indebtedness of

54 suppliers, licensees, franchisees or customers in an aggregate amount not to exceed $5,000,000 at any time outstanding; (14) Indebtedness Incurred by the Company or any Restricted Subsidiary consisting of obligations to pay insurance premiums in an amount not to exceed the annual premiums in respect of such insurance premiums at any one time outstanding; (15) Indebtedness Incurred by the Company or any Restricted Subsidiary related to unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law; (16) Indebtedness of the Company or a Restricted Subsidiary in an aggregate principal amount which, when taken together with all other Indebtedness of the Company outstanding on the date of such Incurrence and incurred pursuant to this clause (16) does not exceed $10,000,000; (17) Acquired Indebtedness of Persons that are merged into or consolidated with the Company or any Restricted Subsidiary in accordance with Section 5.01(a) (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, any such transaction or series of transactions); (18) Indebtedness of the Issuer or any Restricted Subsidiary supported by one or more letters of credit issued under the Credit Facility in accordance with clause (1); provided that such Indebtedness is in a principal amount not in excess of the stated amount of such letter(s) of credit; and (19) Indebtedness issued by the Company or any Restricted Subsidiary to current or former officers, directors, consultants and employees thereof, their respective estates, spouses or former spouses, in each case, to finance the purchase or redemption of Capital Stock of the Company or any of its Subsidiaries permitted by Section 4.04(b)(4) in an amount not to exceed $2,000,000 at any time outstanding. (b) Notwithstanding the foregoing, neither the Company nor any Subsidiary Guarantor shall Incur any Indebtedness pursuant to Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Securities or the applicable Subsidiary Guarantee of such Subsidiary Guarantor to at least the same extent as such Subordinated Obligations. (c) For purposes of determining compliance with this Section 4.03, (1) any Indebtedness outstanding on the Issue Date under the Credit Agreement after the application of the net proceeds from the sale of the Securities will be treated as Incurred on the Issue Date under clause (1) of Section 4.03(b), (2) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of

55 Indebtedness described above, the Company, in its sole discretion, shall classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and shall only be required to include the amount and type of such Indebtedness in one of the above clauses, (3) the Company shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above and, in that connection, the Company shall be entitled to treat a portion of such Indebtedness as Coverage Indebtedness and the balance of such Indebtedness as an item or items of Permitted Indebtedness, and (4) any Indebtedness originally classified as Incurred pursuant to one of the clauses in Section 4.03(b) (other than Indebtedness described in clause (1) of this Section 4.03(d)) may later be reclassified from time to time by the Company such that it will be deemed as having been Incurred as Coverage Indebtedness pursuant to Section 4.03(a) or as Indebtedness permitted pursuant to another clause in Section 4.03(b), as applicable, to the extent that such reclassified Indebtedness could be Incurred pursuant thereto at the time of such reclassification. SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); (2) the Company is not entitled to Incur an additional $1.00 of Coverage Indebtedness under Section 4.03(a); or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication): (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from October 1, 2013 to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus (B) 100% of the aggregate Net Cash Proceeds or Fair Market Value of any asset (other than cash) received by the Company either (x) from the issuance or sale of its Qualified Capital Stock subsequent to the Issue Date or (y) as a contribution in respect of its Qualified Capital Stock from its shareholders subsequent to the Issue Date, but excluding in each case any Net Cash Proceeds (1) from Excluded Contributions, (2) that are used to redeem Securities in accordance with the third paragraph under Section 5 of the Securities and (3) from sales to a Subsidiary of the Company or to an employee stock ownership plan or a trust established by the Company or any of its Subsidiaries for the benefit of their employees; plus

56 (C) the amount by which the principal amount of Indebtedness of the Company (other than Indebtedness owing to a Subsidiary) is reduced upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Qualified Capital Stock of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds (i) to the extent constituting Excluded Contributions and (ii) from sales to a Subsidiary of the Company or to an employee stock ownership plan or a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus (D) an amount equal to the sum of (x) the aggregate amount of cash and the Fair Market Value of any asset (other than cash) received by the Company or any Restricted Subsidiary subsequent to the Issue Date with respect to Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person (other than the Company or any Restricted Subsidiary) and resulting from repurchases, repayments or redemptions of such Investments or repayments of loans or advances and releases of guarantees that constitute such Investments, in each case, by any Person, and dividends or other distributions or payments with respect to, and proceeds realized on the sale of, such Investments, and (y) in the event that the Company redesignates an Unrestricted Subsidiary to be a Restricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary (other than to the extent the Company’s Investment in such Unrestricted Subsidiary constituted a Permitted Investment; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary. (b) The provisions of Section 4.04(a) shall not prohibit: (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by conversion or exchange for, or for consideration consisting only of, Qualified Capital Stock of the Company or a substantially concurrent cash capital contribution received by the Company from its shareholders with respect to its Qualified Capital Stock; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);

57 (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Indebtedness of such Person which is permitted to be Incurred pursuant to Section 4.03; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments; (3) the payment of any dividend, distribution or redemption of any Capital Stock or Subordinated Indebtedness within 60 days after the date of declaration thereof or call for redemption if, at such date of declaration or call for redemption, such payment or redemption was permitted by the provisions of Section 4.04(a) (the declaration of such payment will be deemed a Restricted Payment under Section 4.04(a) as of the date of declaration and the payment itself will be deemed to have been paid on such date of declaration and will not also be deemed a Restricted Payment under Section 4.04(a)); provided, however, that any Restricted Payment made in reliance on this clause (3) shall reduce the amount available for Restricted Payments pursuant to Section 4.04(a)(3) only once; (4) so long as no Default has occurred and is continuing the purchase, redemption or other acquisition of shares of Capital Stock of the Company or any of its Subsidiaries from then current or former officers, employees, directors or consultants of the Company or any of its Subsidiaries (or permitted transferees of such individuals), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such Restricted Payments (excluding amounts representing cancelation of Indebtedness) shall not exceed (a) $3,000,000 in any calendar year (with any unused amounts being available to be used in the following calendar year, but not in any succeeding calendar year) plus (b) the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (4); provided further, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments; (5) the declaration and payments of dividends on Disqualified Stock issued pursuant to Section 4.03; provided, however, that, at the time of payment of such dividend, no Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments; (6) repurchases, redemptions and other acquisitions and retirements of Capital Stock (i) deemed to occur upon exercise of stock options or other similar stock-based awards under equity plans, warrants or other Capital Stock if such Capital Stock represents a portion of the exercise price of such options, other

58 similar stock-based awards under equity plans, warrants or other Capital Stock or (ii) in connection with a gross up for tax withholding related to such Capital Stock; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments; (7) cash payments in lieu of the issuance of fractional shares or upon the purchase, redemption or other acquisition of fractional shares, including in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company or any share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Company, in each case, permitted by this Indenture; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of this Section 4.04 (as determined in good faith by the Board of Directors); provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments; (8) any payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations, Disqualified Stock or Preferred Stock of the Company or any Subsidiary Guarantor (i) from Net Available Cash to the extent permitted under Section 4.06, but only if the Company shall have first complied with Section 4.06 and purchased all Securities tendered pursuant to any offer to repurchase all the Securities required thereby, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Obligations, Disqualified Stock or Preferred Stock or (ii) to the extent required by the agreement governing such Subordinated Obligations, Disqualified Stock or Preferred Stock, following the occurrence of a Change of Control (or other similar event described therein as a “change of control”), but only if the Company shall have complied with Section 4.09 and purchased all Securities tendered pursuant to the offer to repurchase all the Securities required thereby, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Obligations, Disqualified Stock or Preferred Stock; provided further, however, that such payments, purchases, redemptions, defeasances or other acquisitions or retirements shall be included in the calculation of the amount of Restricted Payments; (9) payments of intercompany subordinated Permitted Indebtedness, the Incurrence of which was permitted under Section 4.03(b)(2); provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments; (10) any other Restricted Payment in an amount which, when taken together with all Restricted Payments made pursuant to this clause (10), does not exceed the greater of (i) $10,000,000 and (ii) 3.0% of the Consolidated Net Tangible Assets; provided, however, that (A) at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom)

59 and (B) such Restricted Payment shall be included in the calculation of the amount of Restricted Payments; (11) Restricted Payments in an amount that does not exceed the amount of Excluded Contributions made since the Issue Date; provided that such payments shall be excluded in the calculation of the amount of Restricted Payments; (12) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or any Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash or Temporary Cash Investments); provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments; and (13) Restricted Payments in respect of the Company’s repurchase or other acquisition or retirement of warrants existing as of the Issue Date with respect to its Capital Stock; provided, however, that (A) the aggregate amount of such Restricted Payments shall not exceed $15,000,000 and (B) such Restricted Payments shall be included in the calculation of the amount of Restricted Payments. (c) If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with this Indenture, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the amount of Restricted Payments pursuant to Section 4.04(a)(3). SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Capital Stock shall be deemed to not be a restriction on the ability to make distributions on Capital Stock), (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except: (1) with respect to clauses (a), (b) and (c), (A) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including the Credit Agreement; (B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such

60 Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date; (C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in Section 4.05(1)(A) or (B) or this clause (C) or contained in any amendment to an agreement referred to in Section 4.05(1)(A) or (B) or this clause (C); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are not materially less favorable, taken as a whole, to the Company (as determined by the Board of Directors in its reasonable and good faith judgment) than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements; (D) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (including by merger or consolidation) pending the closing of such transaction; (E) any encumbrance or restriction pursuant to applicable law, rule, regulation or order; (F) restrictions on cash, cash equivalents, Temporary Cash Investments or other deposits or net worth imposed under contracts entered into in the ordinary course of business, including such restrictions imposed by customers or insurance, surety or bonding companies; (G) any encumbrance or restriction with respect to a Foreign Subsidiary entered into the ordinary course of business or pursuant to the terms of Indebtedness that was Incurred by such Foreign Subsidiary in compliance with the terms of this Indenture; (H) provisions contained in any license, permit or other accreditation with a regulatory authority entered into in the ordinary course of business; (I) provisions in agreements or instruments that prohibit the payment or making of dividends or other distributions other than on a pro rata basis; (J) customary supermajority voting provisions and other customary provisions with respect to the disposition or distribution of

61 assets, each contained in corporate charters, bylaws, stockholders’ agreements, limited liability company agreements, partnership agreements, joint venture agreements and other similar agreements entered in the ordinary course of business of the Company and its Restricted Subsidiaries; and (K) encumbrances or restrictions existing under or by reason of other Indebtedness (including Hedging Obligations), Disqualified Stock or Preferred Stock permitted to be Incurred subsequent to the Issue Date pursuant to Section 4.03 and either (1) the provisions relating to such encumbrance or restriction contained in such Indebtedness are not materially less favorable to the Company, taken as a whole, as determined by the Board of Directors in good faith, than the provisions contained in the Credit Agreement as in effect on the Issue Date or (2) any such encumbrance or restriction contained in such Indebtedness does not prohibit (except upon a default or an event of default thereunder) the payment of dividends in an amount sufficient, as determined by the Board of Directors in good faith, to make scheduled payments of cash interest on the Securities when due; (2) with respect to clause (c) only, (A) any encumbrance or restriction consisting of customary nonassignment provisions in leases, licenses or similar agreements to the extent such provisions restrict the transfer of the lease, license or similar agreement or the property subject thereto; (B) any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages; (C) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary; and (D) encumbrances and restrictions contained in contracts entered into in the ordinary course of business not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value, property or assets of the Company or any Restricted Subsidiary in any manner material to the Company and its Restricted Subsidiaries taken as a whole. (3) In each case set forth above, notwithstanding any stated limitation on the assets or property that may be subject to such encumbrance or restriction, an encumbrance or restriction on a specified asset or property or group or type of assets or property may also apply to all improvements, repairs, additions,

62 attachments and accessions thereto, assets and property affixed or appurtenant thereto, parts, replacements and substitutions therefor, and all products and proceeds thereof, including dividends, distributions, interest and increases in respect thereof. SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition of any assets that do not constitute ABL Priority Collateral (“Non-ABL Priority Collateral”) unless: (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (including as to the value of all non-cash consideration) of the shares and other assets subject to such Asset Disposition; (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Temporary Cash Investments; (3) without limitation of the provisions described under Section 4.15, to the extent that any consideration received by the Company or any Restricted Subsidiary from such Asset Disposition consists of assets that constitute Notes Priority Collateral, such assets, including any such assets of any Person that becomes a Subsidiary Guarantor as a result of such transaction, are concurrently with their acquisition added to the Notes Priority Collateral; (4) the Net Available Cash from any such Asset Disposition of Notes Priority Collateral is either (i) paid directly by the purchaser thereof to the Noteholder Collateral Agent to be held in trust in the Asset Sale Proceeds Account or (ii) deposited to the Asset Sale Proceeds Account within five Business Days after receipt thereof, in each case, for application in accordance with this Section 4.06; (5) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) within 365 days of the receipt of such Net Available Cash: (A) to make one or more offers to the Holders (and, at the option of the Company, the holders of Other Pari Passu Lien Obligations) to purchase Securities (and such Other Pari Passu Lien Obligations) pursuant to and subject to the conditions contained in this Indenture (each, an “Asset Disposition Offer”); provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (A), the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; provided further that if the

63 Company or such Restricted Subsidiary shall so reduce any Other Pari Passu Lien Obligations, the Company will equally and ratably reduce Indebtedness under the Securities by making an offer to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, the pro rata principal amount of the Securities, such offer to be conducted in accordance with the procedures set forth below for an Asset Disposition Offer but without any further limitation in amount; or (B) to the extent such Net Available Cash is from Asset Dispositions of Collateral deemed to be an Excluded Asset, to reduce Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (B), such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased or otherwise retired, (C) to the extent the Company elects, to acquire Additional Assets within 365 days of the receipt of such Net Available Cash; provided that, without limitation of the provisions of Section 4.15, any such Additional Assets, including the assets of any Person that becomes a Subsidiary Guarantor as a result of such transactions acquired with Net Available Cash from an Asset Disposition of Notes Priority Collateral are concurrently with their acquisition added to the Notes Priority Collateral; provided further that, in the case of this clause (C), a binding commitment shall be treated as a permitted application of the Net Available Cash from the date of such commitment so long as the Company or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Available Cash will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and if any Acceptable Commitment is later cancelled or terminated for any reason before such Net Available Cash is applied, then such Net Available Cash shall constitute Excess Proceeds; or (D) a combination of the foregoing, in each case of (A) and (B), other than Indebtedness owed to the Company or an Affiliate of the Company; and (6) Any Net Available Cash from the Asset Dispositions covered by this Section 4.06(a) that is not invested or applied, or committed to be invested or applied, as provided in Section 4.06(a)(5) will be deemed to constitute “Excess Proceeds”. When the aggregate amount of Excess Proceeds exceeds $15,000,000, within 30 days thereof, the Company shall make an Asset Disposition Offer to all Holders, and, if required by the terms of any Other Pari Passu Lien Obligations, to

64 the holders of such Other Pari Passu Lien Obligations, to purchase the maximum aggregate principal amount of the Securities and any such Other Pari Passu Lien Obligations that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount of the Securities and Other Pari Passu Lien Obligations, in each case, plus accrued and unpaid interest, if any, to, but not including, the date of purchase, subject to, without duplication, the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, in accordance with the procedures set forth in this Indenture or the agreements governing the Other Pari Passu Lien Obligations, as applicable, and, with respect to the Securities, in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The Company will commence an Asset Disposition Offer with respect to Excess Proceeds within 30 days after the date that Excess Proceeds exceed $15,000,000 by providing the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. The Company may satisfy the foregoing obligation with respect to such Net Available Cash from an Asset Disposition by making an Asset Disposition Offer with respect to such Net Available Cash prior to the expiration of the Application Period. To the extent that the aggregate amount of Securities and such Other Pari Passu Lien Obligations so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Securities or Other Pari Passu Lien Obligations surrendered in any Asset Disposition Offer by Holders and holders or lenders of Other Pari Passu Lien Obligations exceeds the amount of Excess Proceeds, the Company shall select the Securities and such Other Pari Passu Lien Obligations to be purchased on a pro rata basis based on the principal amounts tendered or required to be prepaid or redeemed; provided that no Securities or Other Pari Passu Lien Obligations shall be selected and purchased in an unauthorized denomination. Upon completion of any Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero. After the Company or any Restricted Subsidiary has applied the Net Available Cash from any Asset Disposition covered by this clause (a) as provided in, and within the time periods required by, this clause (a), the balance of such Net Available Cash, if any, from such Asset Disposition shall be released by the Noteholder Collateral Agent to the Company or such Restricted Subsidiary for use by Company or such Restricted Subsidiary for any purpose not prohibited by the terms of this Indenture. (b) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition of any ABL Priority Collateral, unless: (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (including as to the value of all non-cash consideration) of the shares and other assets subject to such Asset Disposition;

65 (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Temporary Cash Investments; and (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) within 365 days of the receipt of such Net Available Cash (A) to permanently reduce any Indebtedness under the Credit Agreement or any other Indebtedness of the Company or a Subsidiary Guarantor that, in each case, is secured by a Lien on the ABL Priority Collateral that is prior to the Lien on the ABL Priority Collateral in favor of Holders (and, in the case of revolving obligations, to correspondingly reduce commitments with respect thereto), in each case other than Indebtedness owed to the Company or a Subsidiary of the Company, (B) to acquire Additional Assets in a manner and within the time limitation set forth in clause (a)(5)(C) above; or (C) a combination of the foregoing; provided that, in the case of clause (b)(3)(B) above, an Acceptable Commitment shall be treated as a permitted application of the Net Available Cash from the date of such commitment; provided further that if any Acceptable Commitment is later cancelled or terminated for any reason before such Net Available Cash is applied, then such Net Available Cash shall constitute Excess ABL Proceeds (as defined below). (4) Any Net Available Cash from an Asset Disposition covered by this Section 4.06(b) that is not invested or applied, or committed to be invested or applied, as provided in Section 4.06(b)(3) will be deemed to constitute “Excess ABL Proceeds”. When the aggregate amount of Excess ABL Proceeds exceeds $15,000,000, within 30 days thereof, the Company shall make an offer (an “ABL Asset Disposition Offer”) to all Holders, and, if required by the terms of any Other Pari Passu Lien Obligations to the holders of such Other Pari Passu Lien Obligations, to purchase the maximum aggregate principal amount of the Securities and any such Other Pari Passu Lien Obligations, that may be purchased out of the Excess ABL Proceeds at an offer price in cash in an amount equal to 100% of the principal amount of the Securities and Other Pari Passu Lien Obligations, in each case, plus accrued and unpaid interest, if any, to, but not including, the date of purchase, subject to, without duplication, the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, in accordance with the procedures set forth in this Indenture or the agreements governing the Other Pari Passu Lien Obligations, as applicable, and, with respect to the Securities, in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The Company shall commence an ABL Asset Disposition Offer with respect to Excess ABL Proceeds

66 within 30 days after the date that Excess ABL Proceeds exceed $15,000,000 by providing the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. The Company may satisfy the foregoing obligation with respect to such Net Available Cash from an Asset Disposition by making an ABL Asset Disposition Offer with respect to such Net Available Cash prior to the expiration of the Application Period. To the extent that the aggregate amount of the Securities and such Other Pari Passu Lien Obligations so validly tendered and not properly withdrawn pursuant to an ABL Asset Disposition Offer is less than the Excess ABL Proceeds, the Company may use any remaining Excess ABL Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of the Securities or Other Pari Passu Lien Obligations surrendered in any ABL Asset Disposition Offer by the Holders and holders or lenders of Other Pari Passu Lien Obligations exceeds the amount of Excess ABL Proceeds, the Company shall select the Securities and such Other Pari Passu Lien Obligations to be purchased on a pro rata basis based on the principal amounts tendered or required to be prepaid or redeemed; provided that no Securities or Other Pari Passu Lien Obligations will be selected and purchased in an unauthorized denomination. Upon completion of any such ABL Asset Disposition Offer, the amount of Excess ABL Proceeds shall be reset at zero. (c) For the purposes of this Section 4.06, any sale by the Company or a Restricted Subsidiary of the Capital Stock of a Restricted Subsidiary that owns assets constituting Non-ABL Priority Collateral or ABL Priority Collateral shall be deemed to be a sale of such Non-ABL Priority Collateral or ABL Priority Collateral (or, in the event of a Restricted Subsidiary that owns assets that include any combination of Non-ABL Priority Collateral and ABL Priority Collateral, a separate sale of each of such Non-ABL Priority Collateral and ABL Priority Collateral). In the event of any such sale (or a sale of assets that includes any combination of Non-ABL Priority Collateral and ABL Priority Collateral), the proceeds received by the Company and the Restricted Subsidiaries in respect of such sale shall be allocated to the Non-ABL Priority Collateral and ABL Priority Collateral pursuant to Section 4.1 of the Intercreditor Agreement. (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of its compliance with such securities laws or regulations. (e) In the event of the transfer of substantially all (but not all) of the assets of the Company and the Restricted Subsidiaries as an entirety to a Person in accordance with this Indenture, the successor shall be deemed to have sold for cash at Fair Market Value the assets of the Company and the Restricted Subsidiaries not so transferred for purposes of this Section 4.06, and shall comply with the provisions of this

67 Section 4.06 with respect to such deemed sale as if it were an Asset Disposition (with such Fair Market Value being deemed to be Net Available Cash for such purpose). (f) Pending application of Net Available Cash pursuant to this Section 4.06, such Net Available Cash may be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness. For the purposes of Section 4.06(a)(2) and (b)(2), the following are deemed to be Temporary Cash Investments: (1) the assumption or discharge of senior secured Indebtedness of the Company or any Subsidiary Guarantor (other than obligations in respect of Disqualified Stock of the Company or Preferred Stock of a Subsidiary Guarantor) or any Indebtedness or Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; (2) any securities or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days after such Asset Disposition, to the extent of the cash received in that conversion; and (3) the Fair Market Value of (i) any assets (other than securities) received by the Company or any Restricted Subsidiary to be used by it in the Related Business, (ii) Capital Stock in a Person that is a Restricted Subsidiary or in a Person engaged in the Related Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Person by the Company or any Restricted Subsidiary or (iii) a combination of (i) and (ii). (g) All references herein to “Net Available Cash”, “Excess Proceeds” and “Excess ABL Proceeds” shall be deemed to mean cash in an amount equal to the amount of Net Available Cash, Excess Proceeds or Excess ABL Proceeds, as applicable, but, except in the case of any Net Available Cash from any Asset Disposition of Notes Priority Collateral (which shall be paid or deposited pursuant to clause (a)(4) above), not necessarily the actual cash received from the relevant Asset Disposition. The Company and its Subsidiaries shall have no obligation to segregate, trace or otherwise identify Net Available Cash, Excess Proceeds or ABL Excess Proceeds (other than the amount thereof and pursuant to clause (a)(4) above), it being agreed that cash is fungible and that the Company’s obligations under this Section 4.06 may be satisfied by the application of funds from other sources. SECTION 4.07. Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with (which term, for purposes of this Section 4.07, shall include “for the benefit of” where appropriate in the context) any Affiliate of the Company (an “Affiliate Transaction”) unless: (1) the terms of the Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary than those that could reasonably be expected to be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate;

68 (2) if such Affiliate Transaction involves an amount in excess of $10,000,000, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and (3) if such Affiliate Transaction involves an amount in excess of $20,000,000, the Board of Directors shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not materially less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate. (b) The provisions of Section 4.07(a) shall not prohibit: (1) (i) any Restricted Payment permitted to be made pursuant to Section 4.04 or any Permitted Investment and (ii) any Permitted Lien; (2) any employment agreement or other employment compensation plan in existence on the Issue Date or entered into thereafter in the ordinary course of business, including any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors; (3) reasonable compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans), indemnification arrangements, employment and severance agreements provided on behalf of directors, officers and employees of the Company or its Restricted Subsidiaries, in each case, approved by the Board of Directors or, in the case of indemnification arrangements, consistent with applicable charter, by-law or statutory provisions; (4) any transaction with the Company, a Restricted Subsidiary or joint venture or similar entity that would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity; (5) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company; (6) transactions with customers, clients, vendors, suppliers or other purchasers or sellers of goods or services, in each case in the ordinary course of business (including pursuant to joint venture agreements);

69 (7) any transaction on arm’s length terms with any non-Affiliate that becomes an Affiliate as a result of such transaction; (8) any agreement as in effect on the Issue Date and described in the Offering Memorandum or any renewals or extensions of any such agreement (so long as such renewals or extensions, taken as a whole, are not materially less favorable to the Company or the Restricted Subsidiaries) and the transactions evidenced thereby; and (9) reasonable advances to or reimbursements of employees for moving expenses, travel expenses and similar expenditures, in each case, in the ordinary course of business of the Company or any of its Restricted Subsidiaries. SECTION 4.08. Limitation on Line of Business. The Company shall not, and shall not permit any Restricted Subsidiary, to engage in any business other than a Related Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries as a whole. SECTION 4.09. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of repurchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.09(b). (a) Within 30 days following any Change of Control unless the Company has previously or concurrently mailed a redemption notice with respect to all outstanding Securities as described under Section 3.03, the Company shall send a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating: (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control); (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is sent);

70 (4) if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control, and, if applicable, stating that, in the Company’s discretion, the purchase date may be delayed until such time as any or all such conditions shall be satisfied, or that such purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the purchase date, or by the purchase date as so delayed; and (5) the instructions, as determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased. (b) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives, not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased. (c) On the purchase date, all Securities purchased by the Company under this Section shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto. (d) In the event a Change of Control occurs at a time when the Company is prohibited by the terms of the Credit Agreement from making a Change of Control Offer or from purchasing the Securities pursuant thereto, prior to providing the notice to Holders described in Section 4.09(b), but in any event within 30 days following any Change of Control, the Company shall: (1) repay in full all Indebtedness outstanding under the Credit Agreement and terminate all commitments thereunder or offer to repay in full all such Indebtedness and repay the indebtedness of each lender who has accepted such offer (and terminate such lender’s commitment); or (2) obtain the requisite consent under the Credit Agreement to permit the purchase of the Securities as described above. The Company must first comply with the first sentence of this Section 4.09(e) before it shall be required to purchase Securities in the event of a Change of Control; provided, however, that the Company’s failure to comply with the first sentence of this Section 4.09(e) or to make a Change of Control Offer because of any such failure shall constitute a default described in Section 6.01(4) (and not under Section 6.01(2)). (e) The Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in

71 this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer. A Change of Control Offer may be made in advance of a Change of Control, and may be conditional upon such Change of Control if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall be deemed not to have breached its obligations under this Section by virtue of its compliance with such securities laws or regulations. SECTION 4.10. Limitation on Liens. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness, other than: (1) in the case of the Notes Priority Collateral, any Initial Lien if (i) such Initial Lien expressly ranks junior to the first-priority Lien intended to be created in favor of the Noteholder Collateral Agent for the benefit of the Trustee, the Noteholder Collateral Agent and the Holders, provided that the terms of such junior interest will be no more favorable to the beneficiaries thereof than the terms contained in the Intercreditor Agreement, or (ii) such Initial Lien is a Permitted Collateral Lien; (2) in the case of the ABL Priority Collateral, any Initial Lien if (i) the Securities and the Subsidiary Guarantees are equally and ratably secured on a second-priority basis by such ABL Priority Collateral until such time as such Initial Lien is released or (ii) such Initial Lien is a Permitted Lien; and (3) in the case of any other asset or property, any Initial Lien if (i) the Securities and the Subsidiary Guarantees are equally and ratably secured with (or on a senior basis to, in the case such Initial Lien secures any Subordinated Obligation) the obligations secured by such Initial Lien or (ii) such Initial Lien is a Permitted Lien. (b) Any such Lien thereby created securing the Securities or any Subsidiary Guarantee pursuant to clause (a)(2) or (3) of this Section shall be automatically and unconditionally released and discharged upon (i) the release and discharge of each Initial Lien to which it relates, (ii) in the case of such Lien securing any such Subsidiary Guarantee, upon the termination and discharge of such Subsidiary Guarantee in accordance with the terms of this Indenture or (iii) any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien, in each case, which release and discharge in the case of any sale of

72 any asset or property shall not affect any Lien that the Noteholder Collateral Agent may have on the proceeds from such sale. (c) Any reference to a “Permitted Collateral Lien” or a “Permitted Lien” is not intended to subordinate or postpone, and shall not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any Lien in favor of the Noteholder Collateral Agent in respect of the Notes Priority Collateral or the ABL Priority Collateral. SECTION 4.11. Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (a) the Company or such Restricted Subsidiary would be entitled to (1) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 and (2) (i) in the case of a Sale/Leaseback Transaction involving Notes Priority Collateral, create a Permitted Collateral Lien on such Notes Priority Collateral securing such Attributable Debt or (ii) in the case of a Sale/Leaseback Transaction involving ABL Priority Collateral or any other property or asset, create a Permitted Lien on such ABL Priority Collateral, property or asset, as applicable, securing such Attributable Debt, (b) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of such property and (c) the Company applies the proceeds of such transaction in compliance with Section 4.06. SECTION 4.12. Future Subsidiary Guarantors. The Company shall cause each Restricted Subsidiary that enters into a Guarantee of any Indebtedness of the Company or any Restricted Subsidiary (other than a Foreign Subsidiary that Guarantees only Indebtedness Incurred by another Foreign Subsidiary) to execute and deliver to the Trustee a Guarantee Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Securities on a senior secured basis on the same terms and conditions as those set forth in Article 10 of this Indenture and applicable to the other Subsidiary Guarantors and joinders or supplements, as applicable, in form and substance reasonably satisfactory to the Trustee, to the Security Documents and the Intercreditor Agreement, as well as an Opinion of Counsel that such Guarantee Agreement, joinders and supplements, as applicable, have been duly authorized, executed and delivered by such Restricted Subsidiary and constitute a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. SECTION 4.13. Impairment of Security Interest. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Noteholder Secured Parties. SECTION 4.14. Information Regarding Collateral. The Company shall furnish to the Noteholder Collateral Agent, with respect to the Company or any Subsidiary Guarantor, written notice within 10 Business Days of any change in such

73 Person’s (i) organizational name, (ii) jurisdiction of organization or formation, (iii) identity or organizational structure or (iv) organizational identification number. The Company and the Subsidiary Guarantors shall make all filings under the Uniform Commercial Code or equivalent statutes or otherwise that are required by applicable law in order for the Noteholder Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. SECTION 4.15. Further Assurances and After-Acquired Property. (a) Subject to the applicable limitations set forth in the Security Documents and this Indenture (including with respect to Excluded Assets), the Company and the Subsidiary Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Noteholder Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the Lien created or intended to be created by the Security Documents in the Collateral. Subject to the applicable limitations set forth in the Security Documents and this Indenture (including with respect to Excluded Assets), if, after the Issue Date, the Company or a Subsidiary Guarantor acquires property that is not automatically subject to a perfected security interest under the Security Documents and such property constitutes or would constitute Collateral (including any asset of the Company or a Subsidiary Guarantor that becomes Collateral subsequent to the Issue Date as a result of such asset ceasing to be an Excluded Asset) or an entity becomes a Subsidiary Guarantor, then the Company or such Subsidiary Guarantor shall, within 90 days after such acquisition or 90 days after the date such asset ceases to be an Excluded Asset (with respect to real property and related fixtures) (in each case, or such longer period as the Noteholder Collateral Agent may agree in its sole discretion) and as soon as practicable (with respect to other assets), provide a Lien over such property (or, in the case of a new Subsidiary Guarantor, its assets that would constitute Collateral under the Security Documents) in favor of the Noteholder Collateral Agent and deliver certain joinder agreements or supplements as required by the Security Documents. Notwithstanding the foregoing, until the Discharge of ABL Obligations, the Company and the Subsidiary Guarantors shall only be required to comply with the foregoing requirements with respect to any ABL Priority Collateral to the extent that such ABL Priority Collateral is concurrently being pledged to secure the obligations under the Lenders Debt. (b) In addition, the Company and the Subsidiary Guarantors shall: (1) on or before the date that is 120 days after the Issue Date, deliver to the Noteholder Collateral Agent (A) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of such mortgage as a valid and enforceable Lien on a first-priority basis on the mortgaged property described therein, free of any other Liens except Permitted Collateral Liens, together with customary endorsements, coinsurance and reinsurance, (B) if such mortgaged property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under applicable law, including Regulation H of the Board of Governors, and (C) such surveys,

74 abstracts, appraisals, legal opinions and other documents as the Noteholder Collateral Agent may reasonably request with respect to any such mortgage or mortgaged property; (2) on or before the date that is 120 days after the Issue Date, deliver to the Noteholder Collateral Agent such filings, registrations or recordations, executed and in proper form for filing, registration or recordation, required pursuant to the Security Documents in respect of the Specified Trucks; and (3) on or before the date that is 120 days after the Issue Date, deliver to the Noteholder Collateral Agent evidence satisfactory to it that the Company and the Subsidiary Guarantors maintain insurance with respect to the Collateral as required pursuant to the Security Documents. SECTION 4.16. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA § 314(a)(4). SECTION 4.17. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture. Article 5 Successor Company SECTION 5.01. When Company May Merge or Transfer Assets. (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless: (1) the Company shall be the surviving corporation or the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation, limited liability company or limited partnership organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities, this Indenture and the Security Documents; provided that if such Person is a limited liability company or a limited partnership, such Person

75 will form a Wholly Owned Subsidiary that is a corporation and cause such Wholly Owned Subsidiary to become a co-issuer of the Securities; (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; (3) immediately after giving pro forma effect to such transaction, either (A) the Successor Company would be able to Incur an additional $1.00 of Coverage Indebtedness pursuant to Section 4.03(a) or (B) the Consolidated Coverage Ratio of the Successor Company is greater than the Consolidated Coverage Ratio of the Company immediately prior to giving effect to such transaction; (4) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture or applicable Security Documents comply with this Indenture; (5) to the extent any assets of the Person which is consolidated with or merged with or into the Successor Company are assets of the type which would constitute Collateral under the Security Documents, the Successor Company will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by this Indenture and the Security Documents; and (6) the Collateral owned by or transferred to the Successor Company shall: (a) continue to constitute Collateral under this Indenture and the Security Documents, (b) be subject to the Lien in favor of the Noteholder Collateral Agent for the benefit of the Trustee and the Holders and (c) not be subject to any Lien other than Permitted Collateral Liens or Permitted Liens, as the case may be, and other Liens permitted under Section 4.10; provided, however, that clause (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company (so long as no Capital Stock of the Company is distributed to any Person) or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction. For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and

76 assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, the Subsidiary Guarantees and the Security Documents and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities. For all purposes of this Indenture, Subsidiaries of any Successor Company shall, upon any transaction subject to this Section 5.01, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to this Indenture, and all Indebtedness and Liens of the Successor Company and its Subsidiaries that was not Indebtedness or Liens on property or assets, as the case may be, of the Company and its Subsidiaries immediately prior to such transaction shall be deemed to have been Incurred upon such transaction. (b) The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless: (1) except in the case of a Subsidiary Guarantor (x) that has been, or will be as a result of a transaction, disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, in each case, if in connection therewith the Company provides an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.06 in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guarantee Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee and the Security Documents; (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; (3) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guarantee Agreement and the applicable Security Documents comply with this Indenture;

77 (4) to the extent any assets of the Person which is consolidated with or merged with or into the Successor Guarantor are assets of the type which would constitute Collateral under the Security Documents, the Successor Guarantor will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by this Indenture and the Security Documents; and (5) the Collateral owned by or transferred to the Successor Guarantor shall (x) continue to constitute Collateral under this Indenture and the Security Documents, (y) be subject to the Lien favor of the Noteholder Collateral Agent for the benefit of the Trustee and the Holders and (z) not be subject to any Lien other than Permitted Liens and other Liens permitted under Section 4.10. Article 6 Defaults and Remedies SECTION 6.01. Events of Default. An “Event of Default” occurs if: (1) the Company defaults in the payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days; (2) the Company defaults in the payment of principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise; (3) the Company fails to comply with Section 5.01; (4) the Company fails to comply (i) with Section 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 or 4.15 (other than a failure to purchase Securities when required under Section 4.06 or 4.09) and such failure continues for 30 days after the notice specified below or (ii) with Section 4.02 and such failure continues for 120 days after the notice specified below; (5) the Company or any Subsidiary Guarantor fails to comply with any of its other agreements contained in the Securities, this Indenture or in the Security Documents (other than those referred to in clause (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below; (6) Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $20,000,000, or its foreign currency equivalent at the time;

78 (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or (D) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency; (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company or any Significant Subsidiary in an involuntary case; (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or (C) orders the winding up or liquidation of the Company or any Significant Subsidiary; or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; (9) any judgment or decree for the payment of money in excess of $20,000,000 (in excess of amounts covered by insurance policies issued by reputable and solvent insurance companies and as to which the relevant insurer has not disclaimed responsibility) or its foreign currency equivalent at the time is entered against the Company or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed (the “judgment default provision”); (10) any Subsidiary Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee; or (11) with respect to any Collateral, individually or in the aggregate, having a fair market value in excess of $5,000,000, (a) any of the Security Documents ceases to be in full force and effect, (b) any of the Security Documents ceases to give the Holders the Liens purported to be created thereby

79 with the priority contemplated thereby, or (c) any of the Security Documents is declared null and void or the Company or any Subsidiary Guarantor denies in writing that it has any further liability under any Security Document or gives written notice to such effect (in each case (i) other than in accordance with the terms of this Indenture, the Intercreditor Agreement and the Security Documents or (ii) unless waived by the requisite Holders if, after that waiver, the Company is in compliance with Section 4.15 and Article 11), except to the extent that any loss of perfection or priority results from the failure of the Noteholder Collateral Agent or the Bank Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents, or otherwise results from the gross negligence, bad faith or willful misconduct of the Trustee, the Noteholder Collateral Agent or the Bank Collateral Agent (the “security default provision”). The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law. A Default under clauses (4) or (5) shall not be an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”. The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default under clause (3), (6), (9), (10) or (11) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4) or (5), its status and what action the Company is taking or proposes to take with respect thereto. Any default for the failure to deliver any report within the time periods prescribed in Section 4.02 or to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the subsequent delivery of any such report, notice or certificate, even though such delivery is not within the prescribed period specified. SECTION 6.02. Acceleration. (a) If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.01 with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and

80 interest shall be due and payable immediately. If an Event of Default specified in clause (7) or (8) of Section 6.01 with respect to the Company occurs and is continuing, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may rescind any such acceleration with respect to the Securities and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto. (b) In the event of any Event of Default specified in clause (6) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of the acceleration of the Securities) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose, (x) the Indebtedness or Guarantee that is the basis for such Event of Default has been discharged, (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured. SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. SECTION 6.04. Waiver of Past Defaults. Subject to Section 9.02(d), the Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Noteholder Collateral Agent or of exercising any trust or power conferred on the Trustee or the

81 Noteholder Collateral Agent, as applicable. However, the Trustee and the Noteholder Collateral Agent may refuse to follow any direction that conflicts with law or this Indenture, the Securities, the Subsidiary Guarantees and the Security Documents or, subject to Section 7.01, that the Trustee and the Noteholder Collateral Agent determine is unduly prejudicial to the rights of other Holders or would involve the Trustee or the Noteholder Collateral Agent in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification reasonably satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action. SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless: (1) such Holder gives to the Trustee written notice stating that an Event of Default is continuing; (2) Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy; (3) such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense; (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and (5) the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction inconsistent with the request during such 60-day period. Notwithstanding the foregoing, in no event may any Holder enforce any Lien of the Noteholder Collateral Agent pursuant to the Security Documents. A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. In the event that the Definitive Securities are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such Definitive Securities to such beneficial owner or its nominee, the Company expressly agrees and acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder’s Securities as if such Definitive Securities had been issued. SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of

82 any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder. SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07. SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07. SECTION 6.10. Priorities. Subject to the terms of the Security Documents and the Intercreditor Agreement with respect to any proceeds of Collateral, if the Trustee or Noteholder Collateral Agent collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order: FIRST: to the Trustee for amounts due under Section 7.07 and to the Noteholder Collateral Agent for amounts due under Article 11 or under any Security Document; SECOND: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and THIRD: to the Company. The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Company shall cause to be sent to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid. SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and

83 the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities. SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted. Article 7 Trustee SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs. (a) Except during the continuance of an Event of Default: (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture. (b) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that: (1) this paragraph does not limit the effect of paragraph (b) of this Section; (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

84 (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05. (c) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section. (d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA. SECTION 7.02. Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document but may make such further inquiry or investigation into such facts and matters at it may see fit in its discretion and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company. (a) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel or both. (b) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. (c) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers. (d) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

85 (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. (f) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder. (g) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties. (h) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to paragraphs (1) or (2) of Section 6.01 or (ii) any Default or Event of Default of which the Trustee shall have received written notification. (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder. (j) Delivery of reports to the Trustee pursuant to Section 4.02 shall not constitute actual knowledge of, or notice to, the Trustee of the information contained therein. SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11. SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication. SECTION 7.05. Notice of Defaults. If a Default occurs, is continuing and is known to the Trustee, the Trustee shall send to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of the Holders.

86 SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Holder a brief report dated as of May 15 that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b). A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof. SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services as the Company and the Trustee shall from time to time agree to in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including attorneys’ fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee’s rights, powers or duties hereunder (including the costs and expenses of enforcing this Indenture against the Company or the Subsidiary Guarantors (including this Section 7.07)). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own wilful misconduct, negligence or bad faith. To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities. The Company’s payment obligations pursuant to this Section shall survive the discharge of this Indenture or the appointment of a successor Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law. SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of

87 the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if: (1) the Trustee fails to comply with Section 7.10; (2) the Trustee is adjudged bankrupt or insolvent; (3) a receiver or other public officer takes charge of the Trustee or its property; or (4) the Trustee otherwise becomes incapable of acting. If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07. If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee. If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee. SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee. In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the

88 Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have. SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met. SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated. SECTION 7.12. Security Documents; Intercreditor Agreement. By their acceptance of the Securities, the Holders hereby authorize and direct the Trustee and the Noteholder Collateral Agent, as the case may be, to execute and deliver the Intercreditor Agreement and the Security Documents in which the Trustee or the Noteholder Collateral Agent, as applicable, is named as a party, including any Security Documents executed after the Issue Date. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Noteholder Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under or pursuant to, the Intercreditor Agreement or any other Security Document, the Trustee and the Noteholder Collateral Agent each shall have all the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements). Article 8 Discharge of Indenture; Defeasance SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (1) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation, (2) all outstanding Securities have become due and payable, whether at maturity or on a redemption date as a result of the sending of a notice of redemption pursuant to Article 3 hereof or (3) all outstanding Securities not theretofore delivered for cancellation will become due and

89 payable within one year at their Stated Maturity or are to be called for redemption within one year, and, in the case of clause (2) or (3), the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company (other than contingent indemnification obligations, if any, that, pursuant to the terms of this Indenture and the Security Documents, survive the termination thereof), then this Indenture and the Security Documents shall, subject to Section 8.01(c), cease to be of further effect, and the Company’s and Subsidiary Guarantors’ obligations under this Indenture and the Security Documents shall be satisfied and discharged. The Trustee shall acknowledge such satisfaction and discharge on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel (which, in the case of a redemption, may be the Officers’ Certificate and Opinion of Counsel related to such redemption) and at the cost and expense of the Company. (a) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (1) all its obligations under the Securities and this Indenture (“legal defeasance option”) or (2) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 and 4.15 and the operation of clauses (4), (6), (7), (8), (9), (10) and (11) of Section 6.01 (but, in the case of clauses (7) and (8) with respect only to Significant Subsidiaries) and the limitations contained in Section 5.01(a)(3) (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in clause (4), (5) (6), (7), (8), (9), (10) and (11) of Section 6.01 (but, in the case of clauses (7) and (8), with respect only to Significant Subsidiaries) or because of the failure of the Company to comply with Section 5.01(a)(3). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations with respect to its Subsidiary Guarantee and the Security Documents. Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates. (b) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.04 and 8.05 shall survive, as well as contingent indemnification obligations, if any, that, pursuant to the terms of this Indenture and the Security Documents, survive the termination thereof.

90 SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if: (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be; (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion (or, if two or more nationally recognized firms of independent accountants decline to issue such opinion after the Company has made reasonable efforts to obtain such an opinion, a certificate from the Company’s chief financial officer so stating and expressing such opinion) that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be; (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period; (4) the deposit does not constitute a default under any other agreement binding on the Company; (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940; (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred; (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

91 (8) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with. Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3. SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time. Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general unsecured creditors. SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations. SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Subsidiary Guarantor’s obligations under this Indenture, each Subsidiary Guarantee and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

92 Article 9 Amendments SECTION 9.01. Without Consent of Holders. The Company, the Subsidiary Guarantors, the Trustee and the Noteholder Collateral Agent may amend this Indenture, the Intercreditor Agreement, the Security Documents or the Securities without notice to or consent of any Holder: (1) to cure any ambiguity, omission, defect or inconsistency; (2) to comply with Article 5; (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code); (4) to add Guarantees with respect to the Securities, including any Subsidiary Guarantee, or to secure the Securities or add collateral; (5) to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or any Subsidiary Guarantor; (6) to make any change that does not adversely affect the rights of any Holder; (7) to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; (8) to conform the text of this Indenture, the Intercreditor Agreement, the Securities, any Subsidiary Guarantee or any Security Document to any provision of the “Description of the notes” in the Offering Memorandum to the extent that such provision in the “Description of the notes” was intended to be a verbatim recitation of a provision of this Indenture, the Intercreditor Agreement, the Securities, such Subsidiary Guarantee or such Security Document; (9) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities; provided, however, that (a) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Securities; or (10) to provide for the issuance of Additional Securities pursuant to a supplemental indenture in accordance with this Indenture.

93 After an amendment under this Section becomes effective, the Company shall send to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section. SECTION 9.02. With Consent of Holders. (a) The Company, the Subsidiary Guarantors, the Trustee and the Noteholder Collateral Agent may amend this Indenture, the Intercreditor Agreement, the Security Documents or the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities) and any past default or compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding. (b) Notwithstanding Section 9.02(a), without the consent of each Holder affected thereby, an amendment or waiver may not: (1) reduce the amount of Securities whose Holders must consent to an amendment; (2) reduce the rate of or extend the time for payment of interest on any Security; (3) reduce the principal of or change the Stated Maturity of any Security; (4) change the provisions applicable to the redemption of any Security contained in Article 3 hereto or Section 5 or 6 of the Securities; (5) make any Security payable in money other than that stated in the Security; (6) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities; (7) make any change in Section 6.04 or 6.07 or this Section 9.02(b); (8) make any change in the ranking or priority of any Security that would adversely affect the Holders or make any change in the Intercreditor Agreement or in the provisions of this Indenture or any Security Document dealing with the application of proceeds of the Collateral that would adversely affect such Holder; (9) make any change in, or release other than in accordance with this Indenture, any Subsidiary Guarantee that would adversely affect the Holders; or

94 (9) make any change in any Security Document, the Intercreditor Agreement or the provisions in this Indenture dealing with Security Documents or application of trust proceeds of the Collateral that would adversely affect the Holders. (c) Without the consent of the Holders of at least two-thirds in principal amount of Securities then outstanding, no amendment, supplement or waiver may release any Collateral from the Liens of the Security Documents other than in accordance with this Indenture, the Intercreditor Agreement and the Security Documents. If Holders of at least two-thirds in principal amount of Securities then outstanding consent to any release of any Collateral from the Liens of the Security Documents other than a release in accordance with this Indenture, the Intercreditor Agreement and the Security Documents, the Noteholder Collateral Agent will be entitled to vote the total principal amount of Securities then outstanding as a block in respect of any vote required for such release under the Security Documents. (d) Clauses (4) and (6) of Section 9.02(b) and clauses (a) and (b) of Section 6.04 shall not apply to Sections 4.06 and 4.09, and amendments and waivers of such provisions and payments required thereunder shall be governed by Section 9.02(a). It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. (e) After an amendment under this Section becomes effective, the Company shall send to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section. SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect. SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph of this Section 9.04, those Persons who were Holders at such record date (or their duly

95 designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date. SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment. SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, and complies with the provisions of the Indenture. Such Opinion of Counsel shall be at the expense of the Company. SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement. Article 10 Subsidiary Guarantees SECTION 10.01. Guarantees. Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary Obligations of the Company to the Noteholder Secured Parties under this Indenture, the Securities, the Intercreditor Agreement and the Security Documents and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture, the Securities, the Intercreditor Agreement and the Security Documents (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary

96 Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation. Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Subsidiary Guarantor) under this Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 10.06, any change in the ownership of such Subsidiary Guarantor. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment and performance of the Guaranteed Obligations. Except as expressly set forth in Sections 8.01(a), 8.01(b), 10.02 and 10.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity. Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

97 In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee. Each Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor’s Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section. Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section. SECTION 10.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. SECTION 10.03. Successors and Assigns. This Article 10 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture. SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are

98 cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise. SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances. SECTION 10.06. Release of Subsidiary Guarantor. A Subsidiary Guarantor will be released from its obligations under this Article 10: (1) upon the sale, transfer or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor, including the sale or disposition of Capital Stock of a Subsidiary Guarantor following which such Subsidiary Guarantor is no longer a Subsidiary; (2) upon the sale, transfer or disposition of all or substantially all the assets of such Subsidiary Guarantor; (3) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture; (4) upon the release or discharge of the Indebtedness that would have required such Subsidiary Guarantor to enter into a Guarantee Agreement pursuant to Section 4.12 other than a release or discharge by or as a result of the payment of such Indebtedness; (5) upon defeasance of the Securities pursuant to Article 8; or (6) upon the satisfaction and discharge of the Company’s obligations under this Indenture; provided, however, that in the case of clauses (1) and (2) above, (i) such sale or other disposition is made to a Person other than the Company or an Affiliate of the Company, (ii) such sale or disposition is otherwise permitted by this Indenture and (iii) the Company provides an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.06. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release. SECTION 10.07. Contribution. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata

99 portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP. Article 11 Security Documents SECTION 11.01. Collateral and Security Documents. (a) To secure the due and punctual payment and performance of the Obligations of the Company and the Subsidiary Guarantors to the Noteholder Secured Parties under this Indenture, the Securities, the Subsidiary Guarantees, the Intercreditor Agreement and the Security Documents, the Company, the Subsidiary Guarantors and the Noteholder Collateral Agent (on behalf of the Holders) have entered into, or will enter into, one or more Security Documents creating and establishing the Liens that secure such Obligations. The Trustee, the Noteholder Collateral Agent and the Company hereby acknowledge and agree that the Noteholder Collateral Agent holds the Collateral in trust on behalf of and for the benefit of the Noteholder Secured Parties, in each case pursuant to the terms of the Security Documents and subject to the terms of the Intercreditor Agreement. (b) Each Holder, by accepting a Security, agrees to all of the terms and provisions of the Security Documents and the Intercreditor Agreement, as the same may be amended from time to time pursuant to the terms thereof and this Indenture, and authorizes and directs the Noteholder Collateral Agent to enter into the Security Documents and the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith; provided, however, that if any provisions of the Security Documents limit, qualify or conflict with the duties imposed by the provisions of the TIA, the TIA will control. The Trustee has appointed the Noteholder Collateral Agent as its agent under the Security Documents and the Intercreditor Agreement, and the Noteholder Collateral Agent is thereby authorized to act on behalf of the Trustee, with full authority and powers of the Trustee thereunder. SECTION 11.02. Recording; Annual Opinions; Reports. (a) The Company shall deliver to the Noteholder Collateral Agent copies of all documents required to be filed pursuant to the Security Documents, and shall do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 11.02, to assure and confirm to the Noteholder Collateral Agent the first-priority Lien in the Notes Priority Collateral and the second-priority Lien in the ABL Priority Collateral contemplated hereby or by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. The Company shall, and shall cause its Subsidiaries to, take any and all actions and make all filings, registrations and recordations (including the filing of Uniform Commercial Code financing statements, continuation statements and amendments thereto) in all such jurisdictions reasonably required to cause the Security Documents to create, perfect and maintain, as security for the Obligations of the Company and the Subsidiary Guarantors to the Noteholder Secured Parties under this Indenture, the Securities, the Subsidiary Guarantees, the Intercreditor Agreement and the

100 Security Documents, a valid and enforceable perfected Lien on all of the Collateral (subject to the terms of the Intercreditor Agreement and the Security Documents), in favor of the Noteholder Collateral Agent for the benefit of the Noteholder Secured Parties subject to no Liens other than Liens permitted pursuant to this Indenture; provided that, with respect to Collateral constituting Trucks, no recording, registration or filing of this Indenture, the Intercreditor Agreement, any Security Document or any financing statement or other notice shall be required other than (i) the filing of financing statements under the Uniform Commercial Code as in effect in the appropriate jurisdictions and (ii) the recordation of the Lien in favor of the Noteholder Collateral Agent, for the benefit of the Noteholder Secured Parties, on certificates of titles (or, if applicable, in corresponding electronic title records) with respect to Specified Trucks. The Company and the Subsidiary Guarantors will from time to time promptly pay and discharge all recording or filing fees, charges and taxes relating to the filing or registration of this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance. (a) The Company and the Subsidiary Guarantors shall furnish to the Noteholder Collateral Agent or the Trustee: (1) on the Issue Date or as soon as practicable after the execution and delivery of this Indenture (but in no event later than 120 days following the Issue Date), an Opinion of Counsel either (A) to the effect that, in the opinion of such counsel, this Indenture, the Security Documents and all other instruments of further assurance or assignment have been properly recorded and filed to the extent necessary to make effective the Lien created by such Security Documents and reciting the details of such action, or (B) to the effect that, in the opinion of such counsel, no such action is necessary to perfect such Lien; and (2) on or before December 1 in each year beginning with December 1, 2014, an Opinion of Counsel, dated as of such date, either (A) to the effect that, in the opinion of such counsel, such action has been taken with respect to the recordings, filings, re-recordings, and re-filings of this Indenture, the Security Documents and all financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of this Indenture and the Security Documents and reciting the details of such action or referencing to prior Opinions of Counsel in which such details are given, or (B) to the effect that, in the opinion of such counsel, no such action is necessary to maintain such Lien; provided that, in each case, in determining whether all actions with respect to recordings, registrations, filings, re-recordings, re-registrations and re-filings necessary in order to make effective or maintain the Lien intended to be created by this Indenture and the Security Documents have been properly completed, counsel (who may be of counsel to the Company) (i) with respect to Collateral that does not constitute Material Real Property or Intellectual Property (as defined in the Intercreditor Agreement) shall not be required to review any law, rule or

101 regulation other than the Uniform Commercial Code as in effect in the relevant jurisdiction and (ii) with respect to Collateral that constitutes Trucks, prior to the Discharge of ABL Obligations, shall not be required to review certificate of title statutes or other laws, rules or regulations governing Liens on such assets, shall not be required to conduct any due diligence investigation other than a review of the face of the applicable certificates of title (or corresponding electronic records), and may assume that such Trucks are subject to a perfected first-priority Lien in favor of the Bank Collateral Agent and constitute “Specified Trucks” based solely on such review of the face of the applicable certificates of title (or corresponding electronic records). SECTION 11.03. Non-Impairment of Liens. Any release of Collateral permitted by Section 11.04 shall be deemed not to impair the Liens under this Indenture and the Security Documents in contravention thereof. SECTION 11.04. Release of Collateral. (a) Collateral may be released from the Lien created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreement and this Indenture. Notwithstanding anything to the contrary in any Security Document, the Liens on the Collateral securing the Securities shall be immediately released with respect to the relevant Collateral under any one of more of the following circumstances: (1) to enable the Company or any Subsidiary Guarantor to sell, exchange or otherwise dispose of any of the Collateral to the extent not prohibited under Section 4.06; (2) in the case of a Subsidiary Guarantor that is released from its Subsidiary Guarantee with respect to the Securities, the release of the property and assets of such Subsidiary Guarantor; (3) pursuant to an amendment or waiver in accordance with Article 9; (4) pursuant to the terms of the Intercreditor Agreement; (5) if the Securities have been discharged or defeased pursuant to Article 8; or (6) upon the payment in full of the principal of, together with accrued and unpaid interest on, the Securities and all other Obligations of the Company and the Subsidiary Guarantors to the Noteholder Secured Parties under this Indenture, the Subsidiary Guarantees, the Intercreditor Agreement and the Security Documents that are then due and payable (other than contingent indemnification obligations, if any, that, pursuant to the terms of this Indenture and the Security Documents, survive the termination thereof); provided that in the case of any release in whole pursuant to clauses (1), (2) and (3) above, all amounts owing at such time to the Trustee under this Indenture, the

102 Securities, the Subsidiary Guarantees, the Security Documents and the Intercreditor Agreement have been paid (other than contingent indemnification obligations, if any, that, pursuant to the terms of this Indenture and the Security Documents, survive the termination thereof). (b) The second-priority Lien on the ABL Priority Collateral securing the Securities and the Subsidiary Guarantees will terminate and be released automatically if the first-priority Liens on the ABL Priority Collateral are released by the Bank Collateral Agent (unless, at the time of such release of such first-priority Liens, an Event of Default shall have occurred and be continuing) other than (i) in connection with a Discharge of ABL Obligations under the Credit Agreement or (ii) to the extent prohibited under this Indenture. Notwithstanding the existence of an Event of Default, the second- priority Lien on the ABL Priority Collateral securing the Securities and the Subsidiary Guarantees shall also terminate and be released automatically and unconditionally to the extent the first-priority Liens on the ABL Priority Collateral are released by the Bank Collateral Agent in connection with a sale, transfer or disposition of ABL Priority Collateral that occurs in connection with the foreclosure of, or other exercise of remedies with respect to, ABL Priority Collateral by the Bank Collateral Agent (except with respect to any proceeds of such sale, transfer or disposition). (c) To the extent applicable, the Company shall cause § 313(b) of the TIA, relating to reports, and § 314(d) of the TIA, relating to the release of property or securities from the Lien hereof and of the Security Documents to be complied with. Any certificate or opinion required by TIA § 314(d) may be made by an officer or legal counsel, as applicable, of the Company except in the cases where TIA § 314(d) requires that such certificate or opinion be made by an independent person, which Person will be an independent engineer, appraiser or other expert selected by or reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this Section 11.04, the Company shall not be required to comply with all or any portion of TIA § 314(d) if it reasonably determines that, under the terms of TIA § 314(d) or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA § 314(d) is inapplicable to any release or series of releases of Collateral. (d) In addition, and without limiting the generality of the foregoing, the Subsidiaries of the Company may, among other things, without any release or consent by the Trustee (and without the delivery of any Officers’ Certificate or any other documents under this Indenture, except as specified in this Section 11.04, but otherwise in compliance with the covenants of this Indenture and the Security Documents), conduct ordinary course activities with respect to the Collateral, including (i) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Liens created by this Indenture or any of the Security Documents which has become worn out, defective or obsolete or not used or useful in the business; (ii) abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Liens created by the Security Documents; (iii) surrendering or modifying any franchise, license or permit subject to the Liens created by the Security Documents which it may own or under which it may be operating; (iv) altering, repairing,

103 replacing or changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances; (v) granting a license of any intellectual property; (vi) selling, transferring or otherwise disposing of inventory in the ordinary course of business; (vii) collecting accounts receivable in the ordinary course of business or selling, liquidating, factoring or otherwise disposing of accounts receivable in the ordinary course of business; (viii) making cash payments in the ordinary course of business (including for the repayment of Indebtedness or interest and in connection with the Company’s cash management activities) from cash that is at any time part of the Collateral that are not otherwise prohibited by this Indenture or the Security Documents; and (ix) abandoning any intellectual property which is no longer used or useful in the Company’s business. (e) Starting with the fiscal year ending December 31, 2014, the Company shall deliver to the Trustee within 30 calendar days following the end of the fiscal year (or such later date as the Trustee shall agree), an Officers’ Certificate to the effect that all releases and withdrawals during the preceding fiscal year (or since the date of this Indenture, in the case of the first such certificate) in which no release or consent of the Trustee was obtained in the ordinary course of the Company’s and its Subsidiaries’ business were not prohibited by this Indenture. Notwithstanding any of the foregoing to the contrary, the Trustee shall execute and deliver to the Company all documents reasonably requested to evidence any such release of Collateral without any representation or warranty of any kind. In addition, in lieu of releasing the Liens created by any of the mortgages on Material Real Property, the Trustee or the Noteholder Collateral Agent will, at the request of the Company, to the extent necessary to facilitate future savings in connection with mortgage recording taxes in any state that imposes such taxes, assign such Lien to a new lender or collateral agent without any representation or warranty of any kind. SECTION 11.05. Suits To Protect the Collateral. Subject to the provisions of the Security Documents and the Intercreditor Agreement, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents, the Intercreditor Agreement or this Indenture, and such suits and proceedings as the Trustee, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Collateral or be prejudicial to the interests of the Holders or the Trustee). SECTION 11.06. Authorization of Receipt of Funds by the Trustee Under the Security Documents. Subject to the provisions of the Intercreditor Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

104 SECTION 11.07. Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder or under any Security Document be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 11 to be sold be under obligation to ascertain or inquire into the authority of the Company or the applicable Subsidiary Guarantor to make any such sale or other transfer. SECTION 11.08. Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Company or a Subsidiary Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Subsidiary Guarantor or of any officer or officers thereof required by the provisions of this Article 11; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee. SECTION 11.09. Release Upon Termination of the Company’s Obligations. In the event that the Company delivers to the Trustee an Officers’ Certificate certifying that (i) payment in full of the principal of, together with accrued and unpaid interest on, the Securities and all other Obligations of the Company and the Subsidiary Guarantors to the Noteholder Secured Parties under this Indenture, the Securities, the Subsidiary Guarantees, the Intercreditor Agreement and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid (other than contingent indemnification obligations, if any, that, pursuant to the terms of this Indenture and the Security Documents, survive the termination thereof) or (ii) the Company shall have exercised its legal defeasance option or its covenant defeasance option, in each case in compliance with the provisions of Article 8, and an Opinion of Counsel stating that all conditions precedent to the execution and delivery of such notice by the Trustee have been satisfied, the Trustee shall deliver to the Company and the Noteholder Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral (other than with respect to funds held by the Trustee pursuant to Article 8), and any rights it has under the Security Documents, and upon receipt by the Noteholder Collateral Agent of such notice, the Noteholder Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done all acts reasonably necessary to release such Lien as soon as is reasonably practicable. SECTION 11.10. Noteholder Collateral Agent. (a) By accepting a Security, each Holder shall be deemed to have irrevocably appointed the Noteholder Collateral Agent to act as its agent under the Security Documents and the Intercreditor Agreement and to have irrevocably authorized the Noteholder Collateral Agent to (i) perform the duties and exercise the rights, powers

105 and discretions that are specifically given to it under the Security Documents, the Intercreditor Agreement or other documents in respect of the Securities to which it is a party, together with any other incidental rights, powers and discretions; and (ii) execute each document expressed to be executed by the Noteholder Collateral Agent on its behalf. (b) The Noteholder Collateral Agent is authorized and empowered to appoint one or more subagents or co-collateral agents as it deems necessary or appropriate. (c) The Noteholder Collateral Agent shall have all the rights and protection provided in the Security Documents as well as the rights and protections afforded to the Trustee in Sections 7.02 and 7.07; provided, however, that the Company shall not reimburse any expense or indemnify against any loss, liability or expense incurred by the Noteholder Collateral Agent through the Noteholder Collateral Agent's own willful misconduct, gross negligence or bad faith. (d) Subject to Section 7.01, none of the Trustee, the Noteholder Collateral Agent or any of their respective officers, directors, employees, attorneys or agents shall be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Lien securing the Security or any defect or deficiency as to any such matters. (e) Subject to the Security Documents, except as directed by the Trustee as required or permitted by this Indenture, the Holders acknowledge that the Noteholder Collateral Agent shall not be obligated: (1) to act upon directions purported to be delivered to it by any other Person; (2) to foreclose upon or otherwise enforce any Lien securing the Securities; or (3) to take any other action whatsoever with regard to any or all Liens securing the Securities, the Security Documents, the Intercreditor Agreement or the Collateral. (f) In acting as Noteholder Collateral Agent, co-collateral agent or sub-collateral agent, the Noteholder Collateral Agent, each co-collateral agent and each sub-collateral agent may rely upon and enforce each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article 7. SECTION 11.11. Designations. Except as provided in the next sentence, for purposes of the provisions hereof and the Intercreditor Agreement requiring the Company to designate Indebtedness for the purposes of the terms “Lenders Debt” and "Other Pari Passu Lien Obligations" or any other such designations hereunder or under the Intercreditor Agreement, any such designation shall be sufficient if the relevant

106 designation is set forth in writing, signed on behalf of the Company by an Officer and delivered to the Trustee, the Noteholder Collateral Agent and the Bank Collateral Agent. For all purposes hereof and the Intercreditor Agreement, the Company hereby designates the Obligations pursuant to the Credit Agreement as “Lenders Debt.” Article 12 Miscellaneous SECTION 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. SECTION 12.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows: if to the Company or any Subsidiary Guarantor: U.S. Concrete, Inc. 331 N. Main Street Euless, Texas 76039 Attention of General Counsel and Chief Financial Officer if to the Trustee: U.S. Bank National Association 333 Commerce Street, Suite 800 Nashville, Tennessee 37201 Attention of Corporate Trust Department – U.S. Concrete if to the Noteholder Collateral Agent: U.S. Bank National Association 333 Commerce Street, Suite 800 Nashville, Tennessee 37201 Attention of Corporate Trust Department – U.S. Concrete The Company, any Subsidiary Guarantor, the Trustee or the Noteholder Collateral Agent by notice to the other may designate additional or different addresses for subsequent notices or communications. Notices to the Trustee and the Noteholder Collateral Agent shall be deemed to have been given when received. Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

107 Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. SECTION 12.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, any Subsidiary Guarantor, the Trustee, the Noteholder Collateral Agent, the Registrar and anyone else shall have the protection of TIA § 312(c). SECTION 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee: (1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with. SECTION 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include: (1) a statement that the individual making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with. SECTION 12.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the

108 purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination. SECTION 12.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions. SECTION 12.08. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected. SECTION 12.09. Governing Law. This Indenture, the Intercreditor Agreement, the Security Documents and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York. SECTION 12.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or this Indenture or of such Subsidiary Guarantor under its Subsidiary Guarantee, the Security Documents or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities. SECTION 12.11. Successors. All agreements of each of the Company and each Subsidiary Guarantor in this Indenture and the Securities shall bind its successors. All agreements of each of the Trustee and the Noteholder Collateral Agent in this Indenture shall bind its successors. SECTION 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. SECTION 12.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof. SECTION 12.14. Intercreditor Agreement Governs. Reference is made to the Intercreditor Agreement. Each Holder, by its acceptance of a Security, (a) consents to the subordination of Liens provided for in the Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (c) authorizes and instructs the Noteholder Collateral Agent to enter into the Intercreditor Agreement as Noteholder Collateral Agent and on behalf of

109 such Holder. The foregoing provisions are intended as an inducement to the lenders under the Credit Agreement to extend credit and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement. IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above. U.S. CONCRETE, INC. By: /s/ William M. Brown Name:/s/ William M. BrownTitle: Senior Vice President and Chief Financial Officer ALBERTA INVESTMENTS, INC. ALLIANCE HAULERS, INC. ATLAS REDI-MIX, LLC ATLAS-TUCK CONCRETE, INC. BEALL CONCRETE ENTERPRISES, LLC BEALL INDUSTRIES, INC. BEALL INVESTMENT CORPORATION, INC. BEALL MANAGEMENT, INC. EASTERN CONCRETE MATERIALS, INC. HAMBURG QUARRY LIMITED LIABILITY COMPANY REDI-MIX CONCRETE, L.P. REDI-MIX GP, LLC REDI-MIX, LLC U.S. CONCRETE ON-SITE, INC. USC PAYROLL, INC. By:_/s/ Kevin R. Kohutek __________________ Name: Kevin R. Kohutek Title: President

110 AMERICAN CONCRETE PRODUCTS, INC. BODE CONCRETE LLC BODE GRAVEL CO. BRECKENRIDGE READY MIX, INC. CENTRAL CONCRETE SUPPLY CO., INC. CENTRAL PRECAST CONCRETE, INC. INGRAM CONCRETE, LLC KURTZ GRAVEL COMPANY LOCAL CONCRETE SUPPLY & EQUIPMENT, LLC MASTER MIX CONCRETE, LLC MASTER MIX, LLC MG, LLC NYC CONCRETE MATERIALS, LLC PEBBLE LANE ASSOCIATES, LLC RIVERSIDE MATERIALS, LLC SAN DIEGO PRECAST CONCRETE, INC. SIERRA PRECAST, INC. SMITH PRE-CAST, INC. SUPERIOR CONCRETE MATERIALS, INC. TITAN CONCRETE INDUSTRIES, INC. USC ATLANTIC, INC. By:_/s/ Kevin R. Kohutek __________________ Name: Kevin R. Kohutek Title: Vice President CONCRETE ACQUISITION IV, LLC CONCRETE ACQUISITION V, LLC CONCRETE ACQUISITION VI, LLC CONCRETE XXXIV ACQUISITION, INC. CONCRETE XXXV ACQUISITION, INC. CONCRETE XXXVI ACQUISITION, INC. U.S. CONCRETE TEXAS HOLDINGS, INC. USC MANAGEMENT CO., LLC USC TECHNOLOGIES, INC. By:_/s/ Kevin R. Kohutek __________________ Name: Kevin R. Kohutek Title: Treasurer

111 U.S. BANK NATIONAL ASSOCIATION, as Trustee and as Noteholder Collateral Agent By: /s/ Wally Jones Name: Wally JonesTitle: Vice President

RULE 144A/REGULATION S APPENDIX PROVISIONS RELATING TO INITIAL SECURITIES, AND EXCHANGE SECURITIES 1. Definitions 1.1 Definitions For the purposes of this Appendix the following terms shall have the meanings indicated below: “Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository for such Regulation S Global Security, to the extent applicable to such transaction and as in effect from time to time. “Definitive Security” means a certificated Initial Security or Exchange Security bearing, if required, the appropriate restricted securities legend set forth in Section 2.3(e). “Depository” means The Depository Trust Company, its nominees and their respective successors. “Distribution Compliance Period”, with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Securities. “Exchange Securities” means (1) the 8.500% Senior Secured Notes Due 2018 issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Securities, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act. “IAI” means an institutional “accredited investor”, as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act. “Initial Purchasers” means (1) with respect to the Initial Securities issued on the Issue Date, J.P. Morgan Securities LLC, Jefferies LLC, Capital One Securities, Inc. and Mitsubishi UFJ Securities (USA) Inc. and (2) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreement. “Initial Securities” means (1) $200,000,000 aggregate principal amount of 8.500% Senior Secured Notes Due 2018 issued on the Issue Date and (2) Additional

2 Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act. “Purchase Agreement” means (1) with respect to the Initial Securities issued on the Issue Date, the Purchase Agreement dated November 19, 2013 among the Company, the Subsidiary Guarantors and J.P. Morgan Securities LLC, as representative of the Initial Purchasers, and (2) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Securities. “QIB” means a “qualified institutional buyer” as defined in Rule 144A. “Registered Exchange Offer” means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act. “Registration Rights Agreement” means (1) with respect to the Initial Securities issued on the Issue Date, the Registration Rights Agreement dated November 22, 2013 among the Company, the Subsidiary Guarantors and J.P. Morgan Securities LLC, as representative of the Initial Purchasers and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Persons purchasing such Additional Securities under the related Purchase Agreement. “Rule 144A Securities” means all Securities offered and sold to QIBs in reliance on Rule 144A. “Securities” means the Initial Securities and the Exchange Securities, treated as a single class. “Securities Act” means the U.S. Securities Act of 1933, as amended. “Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee. “Shelf Registration Statement” means the registration statement issued by the Company in connection with the offer and sale of Initial Securities pursuant to a Registration Rights Agreement. “Transfer Restricted Securities” means Securities that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto. 1.2 Other Definitions

3 Term Defined in Section: “Agent Members” ........................................................................ 2.1(b) “Global Securities” ...................................................................... 2.1(a) “IAI Global Security” .................................................................. 2.1(a) “Regulation S” ............................................................................. 2.1(a) “Regulation S Global Security” ................................................... 2.1(a) “Rule 144A”................................................................................. 2.1(a) “Rule 144A Global Security” ...................................................... 2.1(a) 2. The Securities. 2.1 (a) Form and Dating. The Initial Securities will be offered and sold by the Company pursuant to a Purchase Agreement. The Initial Securities will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Initial Securities may thereafter be transferred to, among others, QIBs, IAIs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”); Initial Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Regulation S Global Security”); and Initial Securities subsequently resold to IAIs shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “IAI Global Security”), in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Beneficial ownership interests in the Regulation S Global Security will not be exchangeable for interests in the Rule 144A Global Security, the IAI Global Security or any other Security prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Security or an IAI Global Security only upon certification in form reasonably satisfactory to the Trustee that (i) beneficial

4 ownership interests in such Regulation S Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act and (ii) in the case of an exchange for an IAI Global Security, certification that the interest in the Regulation S Global Security is being transferred to an institutional “accredited investor” under the Securities Act that is an institutional accredited investor acquiring the securities for its own account or for the account of an institutional accredited investor. Beneficial interests in IAI Global Securities may be exchanged for interests in Rule 144A Global Securities if (1) such exchange occurs in connection with a transfer of Securities in compliance with Rule 144A and (2) the transferor of the beneficial interest in the IAI Global Security first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in the IAI Global Security is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions. Beneficial interests in Rule 144A Global Securities may be exchanged for an interest in IAI Global Securities if (1) such exchange occurs in connection with a transfer of the securities in compliance with an exemption under the Securities Act and (2) the transferor of the Rule 144A Global Security first delivers to the trustee a written certificate (substantially in the form of Exhibit 2) to the effect that the beneficial interest in the Rule 144A Global Security is being transferred (a) to an “accredited investor” within the meaning of 501(a)(1),(2),(3) and (7) under the Securities Act that is an institutional accredited investor acquiring the securities for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the Securities of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (b) in accordance with all applicable securities laws of the States of the United States and other jurisdictions. Beneficial interests in a Rule 144A Global Security or an IAI Global Security may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Security, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in this Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable). The Rule 144A Global Security, the IAI Global Security and the Regulation S Global Security are collectively referred to herein as “Global Securities”. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided. (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

5 The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository. Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security. (c) Definitive Securities. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities. 2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $200,000,000 8.500% Senior Secured Notes Due 2018, (2) from time to time, any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.02 of this Indenture; and (3) Exchange Securities for issue only in a Registered Exchange Offer pursuant to a Registration Rights Agreement, for a like principal amount of Initial Securities, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of any issuance of Additional Securities pursuant to Section 2.13 of this Indenture, shall certify that such issuance is in compliance with Section 4.03 of this Indenture. 2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request: (x) to register the transfer of such Definitive Securities; or (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

6 the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange: (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and (ii) if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable: (A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or (B) if such Definitive Securities are being transferred to the Company, a certification to that effect; or (C) if such Definitive Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i). (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security, an IAI Global Security or a Regulation S Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with: (i) certification, in the form set forth on the reverse of the Security, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A, (B) being transferred to an IAI or (C) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Regulation S Global Security; and (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and

7 records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)), IAI Global Security (in the case of a transfer pursuant to clause (b)(1)(B)) or Regulation S Global Security (in the case of a transfer pursuant to clause (b)(i)(C)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security, IAI Global Security or Regulation S Global Security, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security, IAI Global Security or Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security, IAI Global Security or Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled. If no Rule 144A Global Securities, IAI Global Securities or Regulation S Global Securities, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate of the Company, a new Rule 144A Global Security, IAI Global Security or Regulation S Global Security, as applicable, in the appropriate principal amount. (c) Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred. (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records

8 the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred. (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. (iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company. (d) Restrictions on Transfer of Regulation S Global Securities. During the Distribution Compliance Period, beneficial ownership interests in Regulation S Global Securities may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Company, (ii) in an offshore transaction in accordance with Regulation S or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States. (e) Legend. (i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form: THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH

9 REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL SECURITIES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S

10 NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.] BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)), SUBJECT TO PART 4 OF SUBTITLE B OF TITLE I OF ERISA, (B) A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”) OR (C) AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS. Each certificate evidencing a Security offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form: THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED

11 ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT. Each Definitive Security shall also bear the following additional legend: IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS. (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security). (iii) After a transfer of any Initial Securities pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities all requirements pertaining to legends on such Initial Security will cease to apply, the requirements requiring any such Initial Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or an Initial Security in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Securities upon exchange of such transferring Holder’s certificated Initial Security or directions to transfer such Holder’s interest in the Global Security, as applicable. (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form, in each case without the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer. (f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time

12 prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction. (g) No Obligation of the Trustee. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners. (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. 2.4 Definitive Securities. (h) A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as depository for such Global Security and the

13 Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Company within 90 days of such notice, (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, subject to the procedures of the Depository notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture. (i) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in minimum denominations of $2,000 principal amount and any greater integral multiple of $1,000 thereof and registered in such names as the Depository shall direct. Any Definitive Security delivered in exchange for an interest in the Transfer Restricted Security shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit 1 hereto. (j) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities. (k) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons. In the event that such Definitive Securities are not issued, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06 or 6.07 of this Indenture, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such Definitive Securities had been issued.

EXHIBIT 1 to RULE 144A/REGULATION S APPENDIX [FORM OF FACE OF INITIAL SECURITY] [Global Securities Legend] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF. [[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.] [Restricted Securities Legend] THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR

2 ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL SECURITIES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.] BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)), SUBJECT TO PART 4 OF SUBTITLE B OF TITLE I OF ERISA, (B) A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT

3 THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”) OR (C) AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS. [Restricted Securities Legend for Securities Offered in Reliance on Regulation S.] THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT. [Definitive Securities Legend] IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

4 No. $ 8.500% Senior Secured Notes Due 2018 U.S. Concrete, Inc., a Delaware corporation, promises to pay to _______________, or registered assigns, the principal sum of _______________ Dollars on December 1, 2018[, as such amount may be increased or decreased as set forth on the Schedule of Increases or Decreases in Global Security attached hereto]. Interest Payment Dates: June 1 and December 1. Record Dates: May 15 and November 15. Additional provisions of this Security are set forth on the other side of this Security. Dated: U.S. CONCRETE, INC. By Name: Title: By Name: Title: TRUSTEE’S CERTIFICATE OF AUTHENTICATION U.S. BANK NATIONAL ASSOCIATIONas Trustee, certifies that this is one of the Securities referred

5 to in the Indenture. By Authorized Signatory

6 [FORM OF REVERSE SIDE OF INITIAL SECURITY] 8.500% Senior Secured Note Due 2018 Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. 1. Interest U.S. Concrete, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to an aggregate maximum additional interest rate of 1.00% per annum) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest semiannually on June 1 and December 1 of each year, commencing June 1, 2014. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 22, 2013. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this Security plus 1.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful. 2. Method of Payment The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the May 15 or November 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

7 3. Paying Agent and Registrar Initially, U.S. Bank National Association, a national banking corporation (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar. 4. Indenture The Company issued the Securities under an Indenture dated as of November 22, 2013 (as such may be amended or supplemented from time to time, the “Indenture”), among the Company, the Subsidiary Guarantors, the Trustee and the Noteholder Collateral Agent. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. To the extent any provision of this Security conflicts with express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Securities are senior secured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that, among other things, limit the ability of the Company and its Subsidiaries to incur additional Indebtedness, including Guarantees; pay dividends or distributions on, or redeem or repurchase Capital Stock; make Investments; engage in transactions with Affiliates; create Liens on assets; transfer or sell assets; restrict dividends or other payments by Subsidiaries; consolidate, merge or transfer all or substantially all of its assets and the assets of its Subsidiaries; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications. 5. Optional Redemption Except as set forth below, the Company shall not be entitled to redeem the Securities. On and after December 1, 2015, the Company shall be entitled at its option, on one or more occasions, to redeem all or a portion of the Securities, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on December 1 of the years set forth below:

8 Period Redemption Price 2015 104.250% 2016 102.125% 2017 and thereafter 100.000% In addition, at any time prior to December 1, 2015, the Company shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 108.500%, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds from one or more Qualified Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and (2) each such redemption occurs within 90 days after the date of the related Qualified Equity Offering. Prior to December 1, 2015, the Company shall be entitled at its option, on one or more occasions, to redeem all or a portion of the Securities at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). 6. Notice of Redemption Notice of redemption will be sent at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption will not impair or affect the validity of the redemption of any other Security redeemed in accordance with the provisions of the Indenture. Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

9 7. Put Provisions Upon a Change of Control, each Holder of Securities will have the right to require that the Company repurchase such Holder’s Securities at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture. The Indenture provides that, under certain circumstances, the Company shall be required to use the Net Available Cash from an Asset Disposition to make an offer to Holders to purchase Securities at a purchase price of 100% of their principal amount plus accrued but unpaid interest. 8. Guarantee The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior secured basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture. 8. Security The Securities and the Guarantees shall be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Security Documents. The Trustee and the Noteholder Collateral Agent, as the case may be, hold the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Security Documents and the Intercreditor Agreement. Each Holder, by accepting this Security, consents and agrees to the terms of the Security Documents and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Noteholder Collateral Agent to enter into the Security Documents and the Intercreditor Agreement, and to perform its obligations and exercise its rights thereunder in accordance therewith. 8. Denominations; Transfer; Exchange The Securities are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10 9. Persons Deemed Owners The registered Holder of this Security may be treated as the owner of it for all purposes. 10. Unclaimed Money If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment. 11. Discharge and Defeasance Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its and the Subsidiary Guarantors’ obligations under the Securities, the Indenture and the Security Documents if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be. 12. Amendment; Waiver Subject to certain exceptions set forth in the Indenture, (a) the Indenture, the Intercreditor Agreement, the Security Documents and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture, the Intercreditor Agreement, the Security Documents or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add Guarantees with respect to the Securities, including Subsidiary Guarantees, or to secure the Securities or to add collateral, or to add additional covenants or surrender rights and powers conferred on the Company or the Subsidiary Guarantors or to make any change that does not adversely affect the rights of any Holder, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the TIA, or to conform the text of the Indenture, the Intercreditor Agreement, the Securities, any Subsidiary Guarantee or any Security Document to any provision of the “Description of the notes” in the Offering Memorandum to the extent that such provision in the “Description of the notes” was intended to be a verbatim recitation of a provision of the Indenture, the Intercreditor Agreement, the Securities, such Subsidiary Guarantee or such Security Document, or to make amendments to provisions of the Indenture relating to the transfer and legending of the Securities.

11 13. Defaults and Remedies Under the Indenture, Events of Default include: (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (c) failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $20 million; (e) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $20 million; (g) certain defaults with respect to Subsidiary Guarantees; and (h) certain defaults relating to the Collateral under the Security Documents. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders. 14. Trustee Dealings with the Company Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. 15. No Recourse Against Others A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

12 16. Authentication This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security. 17. Abbreviations Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act). 18. CUSIP Numbers Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon. 19. Holders’ Compliance with Registration Rights Agreement Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein. 20. Governing Law THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to: U.S. Concrete, Inc. 331 N. Main St. Euless, TX 76039 Attention: General Counsel and Chief Financial Officer

13 ASSIGNMENT FORM To assign this Security, fill in the form below: I or we assign and transfer this Security to (Print or type assignee’s name, address and zip code) (Insert assignee’s soc. sec. or tax I.D. No.) and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him. ________________________________________________________________________ Date: Your Signature: ________________________________________________________________________ Sign exactly as your name appears on the other side of this Security. In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of [In the case of Rule 144A Notes: the one-year period after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company][In the case of Regulation S Notes: the 40-day period after the later of the original issue date and the date on which such Securities were first offered to persons other than Distributors (as defined in Rule 902 of Regulation S) in reliance on Regulation S], the undersigned confirms that such Securities are being transferred in accordance with its terms: CHECK ONE BOX BELOW  to the Company; or (1)  pursuant to an effective registration statement under the Securities Act of 1933; or (2)  inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

14 (3)  outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or (4)  pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or (5)  to an institutional “accredited investor” (as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements. Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act. Signature Signature Guarantee: Signature must be guaranteed Signature Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

15 TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED. The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A. Dated: Notice: To be executed by an executive officer

16 [TO BE ATTACHED TO GLOBAL SECURITIES] SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY The following increases or decreases in this Global Security have been made: Date of Exchange Amount of decrease in Principal amount of this Global Security Amount of increase in Principal amount of this Global Security Principal amount of this Global Security following such decrease or increase Signature of authorized officer of Trustee or Securities Custodian

17 OPTION OF HOLDER TO ELECT PURCHASE If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, check the box:  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount: $ Dated: Your Signature: (Sign exactly as your name appears on the other side of this Security.) Signature Guarantee: (Signature must be guaranteed) Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

18 EXHIBIT A [FORM OF FACE OF EXCHANGE SECURITY] */ [Global Securities Legend] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF. */ [If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned “[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY”.]

19 No. $ 8.500% Senior Secured Notes Due 2018 U.S. Concrete, Inc., a Delaware corporation, promises to pay to _______________, or registered assigns, the principal sum of _______________ Dollars on December 1, 2018[, as such amount may be increased or decreased as set forth on the Schedule of Increases or Decreases in Global Security attached hereto]. Interest Payment Dates: June 1 and December 1. Record Dates: May 15 and November 15. Additional provisions of this Security are set forth on the other side of this Security. Dated: U.S. CONCRETE, INC. By Name: Title: By Name: Title: TRUSTEE’S CERTIFICATE OF AUTHENTICATION U.S. BANK NATIONAL ASSOCIATIONas Trustee, certifies that this is one of the Securities referred

20 to in the Indenture. By Authorized Signatory

21 [FORM OF REVERSE SIDE OF EXCHANGE SECURITY] 8.500% Senior Secured Note Due 2018 Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. 1. Interest U.S. Concrete, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to an aggregate maximum additional interest rate of 1.00% per annum) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest semiannually on June 1 and December 1 of each year, commencing June 1, 2014. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 22, 2013. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this Security plus 1.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful. 2. Method of Payment The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the May 15 or November 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

22 3. Paying Agent and Registrar Initially, U.S. Bank National Association, a national banking corporation (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar. 4. Indenture The Company issued the Securities under an Indenture dated as of November 22, 2013 (as such may be amended or supplemented from time to time, the “Indenture”), among the Company, the Subsidiary Guarantors, the Trustee and the Noteholder Collateral Agent. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. To the extent any provision of this Security conflicts with express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Securities are senior secured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that, among other things, limit the ability of the Company and its Subsidiaries to incur additional Indebtedness, including Guarantees; pay dividends or distributions on, or redeem or repurchase Capital Stock; make Investments; engage in transactions with Affiliates; create Liens on assets; transfer or sell assets; restrict dividends or other payments by Subsidiaries; consolidate, merge or transfer all or substantially all of its assets and the assets of its Subsidiaries; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications. 5. Optional Redemption Except as set forth below, the Company shall not be entitled to redeem the Securities. On and after December 1, 2015, the Company shall be entitled at its option, on one or more occasions, to redeem all or a portion of the Securities, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on December 1 of the years set forth below:

23 Period Redemption Price 2015 104.250% 2016 102.125% 2017 and thereafter 100.000% In addition, at any time prior to December 1, 2015, the Company shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 108.500%, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds from one or more Qualified Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and (2) each such redemption occurs within 90 days after the date of the related Qualified Equity Offering. Prior to December 1, 2015, the Company shall be entitled at its option, on one or more occasions, to redeem all or a portion of the Securities at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). 6. Notice of Redemption Notice of redemption will be sent at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption will not impair or affect the validity of the redemption of any other Security redeemed in accordance with the provisions of the Indenture. Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

24 7. Put Provisions Upon a Change of Control, each Holder of Securities will have the right to require that the Company repurchase such Holder’s Securities at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture. The Indenture provides that, under certain circumstances, the Company shall be required to use the Net Available Cash from an Asset Disposition to make an offer to Holders to purchase Securities at a purchase price of 100% of their principal amount plus accrued but unpaid interest. 8. Guarantee The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior secured basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture. 8. Security The Securities and the Guarantees shall be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and the Security Documents. The Trustee and the Noteholder Collateral Agent, as the case may be, hold the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Security Documents and the Intercreditor Agreement. Each Holder, by accepting this Security, consents and agrees to the terms of the Security Documents and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Noteholder Collateral Agent to enter into the Security Documents and the Intercreditor Agreement, and to perform its obligations and exercise its rights thereunder in accordance therewith. 8. Denominations; Transfer; Exchange The Securities are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

25 9. Persons Deemed Owners The registered Holder of this Security may be treated as the owner of it for all purposes. 10. Unclaimed Money If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment. 11. Discharge and Defeasance Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its and the Subsidiary Guarantors’ obligations under the Securities, the Indenture and the Security Documents if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be. 12. Amendment; Waiver Subject to certain exceptions set forth in the Indenture, (a) the Indenture, the Intercreditor Agreement, the Security Documents and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture, the Intercreditor Agreement, the Security Documents or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add Guarantees with respect to the Securities, including Subsidiary Guarantees, or to secure the Securities or to add Collateral, or to add additional covenants or surrender rights and powers conferred on the Company or the Subsidiary Guarantors or to make any change that does not adversely affect the rights of any Holder, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the TIA, or to conform the text of the Indenture, the Intercreditor Agreement, the Securities, any Subsidiary Guarantee or any Security Document to any provision of the “Description of the notes” in the Offering Memorandum to the extent that such provision in the “Description of the notes” was intended to be a verbatim recitation of a provision of the Indenture, the Intercreditor Agreement, the Securities, such Subsidiary Guarantee or such Security Document, or to make amendments to provisions of the Indenture relating to the transfer and legending of the Securities.

26 13. Defaults and Remedies Under the Indenture, Events of Default include: (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (c) failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $20 million; (e) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $20 million; (g) certain defaults with respect to Subsidiary Guarantees; and (h) certain defaults relating to the Collateral under the Security Documents. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders. 14. Trustee Dealings with the Company Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. 15. No Recourse Against Others A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

27 16. Authentication This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security. 17. Abbreviations Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act). 18. CUSIP Numbers Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon. 19. Holders’ Compliance with Registration Rights Agreement Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein. 20. Governing Law THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to: U.S. Concrete, Inc. 331 N. Main St. Euless, TX 76039 Attention: General Counsel and Chief Financial Officer

28 ASSIGNMENT FORM To assign this Security, fill in the form below: I or we assign and transfer this Security to (Print or type assignee’s name, address and zip code) (Insert assignee’s soc. sec. or tax I.D. No.) and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him. Date: Your Signature: Sign exactly as your name appears on the other side of this Security.

29 [TO BE ATTACHED TO GLOBAL SECURITIES] SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY The following increases or decreases in this Global Security have been made: Date of Exchange Amount of decrease in Principal amount of this Global Security Amount of increase in Principal amount of this Global Security Principal amount of this Global Security following such decrease or increase Signature of authorized officer of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, check the box:  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount: $ Dated: Your Signature: (Sign exactly as your name appears on the other side of this Security.) Signature Guarantee: (Signature must be guaranteed) Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT 2 to Rule 144A/REGULATION S APPENDIX Form of Transferee Letter of Representation U.S. Concrete, Inc. In care of U.S. Bank National Association 333 Commerce Street, Suite 800 Nashville, Tennessee 37201 Attention of Corporate Trust Department – U.S. Concrete Ladies and Gentlemen: This certificate is delivered to request a transfer of $[ ] principal amount of the 8.500% Senior Secured Notes due 2018 (the “Securities”) of U.S. Concrete, Inc. (the “Company”). Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows: Name:________________________ Address:______________________ Taxpayer ID Number:____________ The undersigned represents and warrants to you that: 1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2 2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (i) to the Company, (ii) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (iii) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor purchasing for its own account or for the account of an institutional accredited investor, in each case in a minimum principal amount of the Securities of $250,000, (iv) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (vi) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (vi) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (iii) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (iii), (iv) or (v) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee. TRANSFEREE:_________________, by:__________________